Exhibit 4.1

CONFORMED COPY

ARCH CHEMICALS, INC.

$250,000,000

4.00% SERIES 2010-A SENIOR NOTES DUE DECEMBER 31, 2017

MASTER NOTE PURCHASE AGREEMENT

DATED AS OF SEPTEMBER 9, 2010

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SCHEDULE A	—	INFORMATION RELATING TO PURCHASERS
SCHEDULE B	—	DEFINED TERMS
Schedule 5.4	—	Subsidiaries of the Company, Ownership of Subsidiary Stock
Schedule 5.5	—	Financial Statements
Schedule 5.15	—	Existing Indebtedness
Schedule 10.5	—	Existing Liens
Exhibit 1	—	Form of 4.00% Series 2010-A Senior Note due December 31, 2017
Exhibit 4.4(a)	—	Form of Opinion of Special Virginia Counsel to the Company
Exhibit 4.4(b)	—	Form of Opinion of Senior Vice President, Strategic Development and Chief Legal Officer of the Company
Exhibit 4.4(c)	—	Form of Opinion of Special Counsel to the Company
Exhibit 4.4(d)	—	Form of Opinion of Special Counsel to the Purchasers
Exhibit S	—	Form of Supplement to Note Purchase Agreement

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ARCH CHEMICALS, INC.

501 MERRITT 7

NORWALK, CONNECTICUT 06851

$250,000,000 4.00% SERIES 2010-A SENIOR NOTES DUE DECEMBER 31, 2017

September 9, 2010

TO THE PURCHASERS LISTED IN THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

Arch Chemicals, Inc., a Virginia corporation (the “Company”), agrees with the Purchasers listed in the attached Schedule A (the “Purchasers”) to this Master Note Purchase Agreement (this “Agreement”) as follows:

SECTION 1.	AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of $250,000,000 aggregate principal amount of its 4.00% Series 2010-A Senior Notes, due December 31, 2017 (the “Series 2010-A Notes”). The Series 2010-A Notes together with each Series of Additional Notes which may from time to time be issued pursuant to the provisions of Section 2.2 are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13). The Series 2010-A Notes shall be substantially in the form set out in Exhibit 1 with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Certain capitalized and other terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.	SALE AND PURCHASE OF NOTES.

Section 2.1. Series 2010-A Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the applicable Closing provided for in Section 3, the Series 2010-A Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations and each Purchaser shall have no obligation and no liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

Section 2.2. Additional Series of Notes. The Company may, from time to time, in its sole discretion but subject to the terms hereof, issue and sell one or more additional Series of its unsecured promissory notes under the provisions of this Agreement pursuant to a supplement (a “Supplement”) substantially in the form of Exhibit S, provided that the aggregate principal amount of Notes of all Series issued pursuant to all Supplements in accordance with the terms of this Section 2.2 shall not exceed $300,000,000. Each additional Series of Notes (the “Additional Notes”) issued pursuant to a Supplement shall be subject to the following terms and conditions:

(i) each Series of Additional Notes, when so issued, shall be differentiated from all previous Series by sequential alphabetical designation inscribed thereon;

(ii) Additional Notes of the same Series may consist of more than one different and separate tranches and may differ with respect to outstanding principal amounts, maturity dates, interest rates and premiums, if any, and price and terms of redemption or payment prior to maturity, but all such different and separate tranches of the same Series shall vote as a single class and constitute one Series;

(iii) each Series of Additional Notes shall initially be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such mandatory and optional prepayment on the dates and at the premiums, if any, have such additional or different conditions precedent to closing, such representations and warranties and such additional covenants as shall be specified in the Supplement under which such Additional Notes are issued and upon execution of any such Supplement, this Agreement shall be amended (a) to reflect such additional covenants without further action on the part of the holders of the Notes outstanding under this Agreement, provided, that any such additional covenants shall inure to the benefit of all holders of Notes so long as any Additional Notes issued pursuant to such Supplement remain outstanding, and (b) to reflect such representations and warranties as are contained in such Supplement for the benefit of the holders of such Additional Notes in accordance with the provisions of Section 16;

(iv) subject to Section 17.1(b), all Series of Notes are collectively one class of securities and shall vote as a single class;

(v) each Series of Additional Notes issued under this Agreement shall be in substantially the form of Exhibit 1 to Exhibit S hereto with such variations, omissions and insertions as are necessary or permitted hereunder;

(vi) the minimum principal amount of any Note issued under a Supplement shall be $100,000, except as may be necessary to evidence the outstanding amount of any Note originally issued in a denomination of $100,000 or more;

(vii) all Additional Notes shall constitute Senior Indebtedness of the Company and shall rank pari passu with all other outstanding Notes; and

(viii) no Additional Notes shall be issued hereunder if at the time of issuance thereof and after giving effect to the application of the proceeds thereof, any Default or Event of Default shall have occurred and be continuing.

The obligations of the Additional Purchasers to purchase any Additional Notes shall be subject to the following conditions precedent, in addition to the conditions specified in the Supplement pursuant to which such Additional Notes may be issued:

(a) Compliance Certificate. A duly authorized Senior Financial Officer shall execute and deliver to each Additional Purchaser and each holder of Notes an Officer’s Certificate dated the date of issue of such Series of Additional Notes stating that such officer has reviewed the provisions of this Agreement (including any Supplements hereto) and setting forth the information and computations (in sufficient detail) required in order to establish whether after giving effect to the issuance of the Additional Notes and after giving effect to the application of the proceeds thereof, the Company is in compliance with the requirements of Section 10.12(a) on such date (based upon the financial statements for the most recent fiscal quarter ended prior to the date of such certificate).

(b) Execution and Delivery of Supplement. The Company and each such Additional Purchaser shall execute and deliver a Supplement substantially in the form of Exhibit S hereto.

(c) Representations of Additional Purchasers. Each Additional Purchaser shall have confirmed in the Supplement that the representations set forth in Section 6 are true with respect to such Additional Purchaser on and as of the date of issue of the Additional Notes.

(d) Execution and Delivery of Guaranty Ratification. Each Subsidiary Guarantor, if any, shall execute and deliver a guaranty ratification, in a form reasonably satisfactory to the Required Holders, acknowledging that the Subsidiary Guaranty continues in full force and effect.

SECTION 3.	CLOSING.

The sale and purchase of $125,000,000 aggregate principal amount of the Series 2010-A Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603 at 10:00 a.m. Chicago time, at a closing on the date hereof or on such other Business Day thereafter on or prior to October 7, 2010 as may be agreed upon by the Company and the Purchasers (the “Initial Closing”). The sale and purchase of the remaining aggregate principal amount of the Series 2010-A Notes to be purchased by each Purchaser shall occur on such day and at such time as requested by the Company at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603 (the “Delayed Draw Closing,” and each of the Initial Closing and the Delayed Draw Closing, a “Closing”) by written notice to the Purchasers (the “Delayed Draw Notice”); provided that the Company shall deliver the Delayed Draw Notice to the Purchasers no later than December 21, 2010. The Delayed Draw Notice shall be delivered to the Purchasers either electronically, by facsimile transmission or overnight delivery service at least ten (10) days prior to the date that the Company has selected the Delayed Draw Closing to occur and shall specify the date for the Delayed Draw Closing. For the avoidance of doubt, the Delayed Draw Closing shall occur on or prior to December 31, 2010, and no Purchaser shall be obligated to purchase any Series 2010-A Note on any date thereafter.

At each Closing the Company will deliver to each Purchaser the Series 2010-A Notes to be purchased by such Purchaser in the form of a single Series 2010-A Note (or such greater number of Series 2010-A Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of such Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 323-265278 at JP Morgan Chase Bank, N.A., New York, New York, ABA Routing Number: 021 000 021, for the benefit of Arch Chemicals, Inc., Account Officer: Sherina Khan, telephone number: 866-768-5489 option 2, fax number: 813-579-1417. If at any Closing the Company shall fail to tender such Series 2010-A Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Agreement with respect to the Series 2010-A Notes to be acquired by such Purchaser at such Closing, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4.	CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Series 2010-A Notes to be sold to such Purchaser at the applicable Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at such Closing, of the following conditions:

Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the applicable Closing (except to the extent of changes caused by the transactions herein contemplated).

Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since June 30, 2010 that would have been prohibited by Sections 10.1, 10.2 or 10.9 had such Sections applied since such date.

Section 4.3. Compliance Certificates.

(a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or an Assistant Secretary, dated the date of such Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of such Closing (a) from Hunton & Williams LLP, special Virginia counsel to the Company, substantially in the form set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers), (b) from Sarah A. O’Connor, Senior Vice President, Strategic Development and Chief Legal Officer of the Company, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request, (c) from Cravath, Swaine & Moore LLP, special counsel to the Company, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers), and (d) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(d) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5. Purchase Permitted by Applicable Law, Etc. On the date of such Closing such Purchaser’s purchase of Series 2010-A Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6. Sale of Other Notes. Contemporaneously with such Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Series 2010-A Notes to be purchased by it at such Closing as specified in Schedule A.

Section 4.7. Payment of Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before such Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such Closing.

Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Series 2010-A Notes.

Section 4.9. Changes in Corporate Structure. Following the date of the most recent financial statements referred to in Section 5.5, the Company shall not have changed its jurisdiction of incorporation or organization, as applicable, and prior to such Closing, the Company shall not have been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity.

Section 4.10. Funding Instructions. At least three Business Days prior to the date of such Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number, (c) the account name and number into which the purchase price for the Notes is to be deposited, and (d) the name and telephone number of the account representative responsible for verifying receipt of such funds.

Section 4.11. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, acting reasonably, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Series 2010-A Notes and to perform the provisions hereof and thereof.

Section 5.2. Authorization, Etc. This Agreement and the Series 2010-A Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each such Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure. The Company, through its agent, Banc of America Securities LLC has delivered to each Purchaser a copy of the presentation materials dated August 5, 2010 (the “Presentation”) and an overview of the Company dated July 29, 2010 (the “Company Overview”), in each case, relating to the transactions contemplated hereby. This Agreement, the Presentation, the Company Overview, the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby (excluding information and market data specifically identified as being from a third party source which the Company has no reason to believe is inaccurate) and the financial statements listed in Schedule 5.5, in each case, delivered to the Purchasers prior to August 13, 2010 (this Agreement, the Presentation, the Company Overview and such documents, certificates or other writings and such financial statements being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that, with respect to market data and projected financial information, the Company represents only that such information was prepared in good faith based upon information and assumptions believed to be reasonable at the time. Except as disclosed in the Disclosure Documents, since December 31, 2009, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents. The Disclosure Documents shall be deemed to include all filings made with, or furnished to, the Securities and Exchange Commission by the Company pursuant to sections 13 or 15(d) of the Exchange Act on or prior to the date hereof, and the Company shall be deemed to have made delivery of any such Disclosure Document if it shall have timely made such Disclosure Document available on the Securities and Exchange Commission’s Electronic Data Gathering Analysis, and Retrieval system, or its successor thereto (“EDGAR”).

Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of the Company’s Subsidiaries, as of the date hereof, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of its Capital Stock outstanding owned by the Company and each other Subsidiary or an Affiliate of the Company.

(b) As of the date hereof, all of the outstanding shares of Capital Stock of each Subsidiary have been validly issued, are, where legally applicable, fully paid and nonassessable and are owned by the Company, another Subsidiary or an Affiliate of the Company free and clear of any Lien (except as otherwise disclosed in Schedule 5.4 or permitted by Section 10.5).

(c) As of the date hereof, each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and, where legally applicable: (i) is in good standing under the laws of its jurisdiction of organization, (ii) is duly qualified as a foreign corporation or other legal entity and (iii) is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority, in all material respects, to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d) As of the date hereof, no Material Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and limitations imposed by corporate law or other statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of Capital Stock or similar Equity Interests of such Subsidiary.

Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Series 2010-A Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, except for any such contravention, breach, default, creation of a Lien, conflict or violation described in any of clauses (a), (b) and (c) above which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Series 2010-A Notes.

Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate in accordance with GAAP. The federal income tax liabilities of the Company and its Subsidiaries have been finally determined (by reason of the statute of limitations having run) for all fiscal years ended December 31, 2005, except to the extent of net operating losses and credits generated and carried forward for these years.

Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that are Material, including all such Material properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11. Licenses, Permits, Etc. (a) Except as would not reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, without known conflict with the rights of others.

(b) Except as would not reasonably be expected to result in a Material Adverse Effect or disclosed in the Disclosure Documents, to the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c) Except as would not reasonably be expected to result in a Material Adverse Effect, to the best knowledge of the Company, there is no violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) No. 713) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that would reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of FASB ASC No. 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that would reasonably be expected to result in a Material Adverse Effect.

(c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d) The expected post-retirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with FASB ASC No. 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material or has otherwise been disclosed in the most recent audited financial statements of the Company and its Subsidiaries.

(e) The execution and delivery of this Agreement and the issuance and sale of the Series 2010-A Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Series 2010-A Notes to be purchased by such Purchaser.

Section 5.13. Private Offering by the Company. Prior to the date hereof, neither the Company nor anyone acting on its behalf has offered the Series 2010-A Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than twenty (20) other Institutional Investors (such number of other Institutional Investors provided to the Company by Banc of America Securities LLC in an offeree letter dated August 30, 2010), each of which has been offered the Series 2010-A Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series 2010-A Notes to the registration requirements of Section 5 of the Securities Act.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Series 2010-A Notes to repay existing Indebtedness and for general corporate purposes. No part of the proceeds from the sale of the Series 2010-A Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness; Future Liens. (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries (other than Indebtedness which does not exceed $5,000,000 in the aggregate and any surety, guaranty or other similar arrangements entered into in the ordinary course of business and not in respect of any borrowed money Indebtedness) as of June 30, 2010 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any) since which date to the date hereof there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of such Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary in an unpaid amount in excess of $1,000,000 in each instance or $5,000,000 in the aggregate, and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary in an unpaid amount in excess of $1,000,000 in each instance or $5,000,000 in the aggregate, that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 5.15, neither the Company nor any Material Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.5.

Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the sale of the Series 2010-A Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b) Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) knowingly engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(c) No part of the proceeds from the sale of the Series 2010-A Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.18. Environmental Matters. (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted and is pending that raises any claim against the Company or any of its Subsidiaries, including with respect to their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, against the Company or any Subsidiary of a violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(c) Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner in violation of any Environmental Laws in each case in any manner that would reasonably be expected to result in a Material Adverse Effect.

(d) All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

Section 5.19. Ranking of Obligations. The Company’s payment obligations under this Agreement and the Series 2010-A Notes will, upon issuance of the Series 2010-A Notes, rank pari passu in right of payment, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company.

SECTION 6.	REPRESENTATIONS OF THE PURCHASERS.

Section 6.1. Purchase for Investment. Each Purchaser severally represents that it is purchasing the Series 2010-A Notes purchased by it hereunder for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not as a nominee or agent for any other Person and not with a view to the distribution or public offering thereof, provided that the disposition of such Purchaser’s or such pension or trust funds’ property shall at all times be within such Purchaser’s or such pension or trust funds’ control. Each Purchaser understands that the Series 2010-A Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Series 2010-A Notes.

Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Series 2010-A Notes to be purchased by it hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 6.3. Accredited Investor. Each Purchaser represents that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”). Each Purchaser further represents that such Purchaser has had the opportunity to ask questions of the Company and received answers concerning the terms and conditions of the sale of the Series 2010-A Notes.

SECTION 7.	INFORMATION AS TO COMPANY.

Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

(a) Quarterly Statements — promptly after the same are available and in any event within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), copies of

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii) consolidated statements of income and cash flows of the Company and its Subsidiaries, in the case of the first fiscal quarter, for such quarter, and in the case of the second and third quarters: (A) statements of income for both the quarter and the portion of the fiscal year ending with such quarter and (B) statements of cash flows for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided, however, that delivery within the time period specified above of copies of the Company’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a); provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on EDGAR.

(b) Annual Statements — promptly after the same are available and in any event within 90 days after the end of each fiscal year of the Company, copies of

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(ii) consolidated statements of income, changes in shareholders’ equity and comprehensive income and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

(A) by an opinion thereon of an independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit), which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accounting firm in connection with such financial statements has been made in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), or the applicable auditing standards should the PCAOB standards be superseded, and that such audit provides a reasonable basis for such opinion in the circumstances, and provided that the delivery within the time period specified above of the Company’s Annual Report on Form 10-K for such fiscal year prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b); provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made such Form 10-K available on the Securities and Exchange Commission’s EDGAR system, or its successor thereto; and

(B) by a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default in the performance of or compliance with any term contained in Sections 10.12(a) and 10.12(b), insofar as they relate to accounting matters (which certificate may be limited to the extent required by accounting rules or guidelines).

(c) SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, circular, notice or proxy statement or similar document sent by the Company or any Subsidiary to its public securities holders generally, (ii) each compliance or similar certificate, notice of default, executed amendment or other similar document sent by the Company or any Subsidiary to any administrative agent or lender, as the case may be, under any Major Credit Facility (excluding certificates sent to any such agent or lender in the ordinary course of administration of any Major Credit Facility), and (iii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder and other than those on Form S-8), and each prospectus and all amendments thereto filed with, or furnished to, the Securities and Exchange Commission or any similar Governmental Authority or securities exchange by the Company or any Subsidiary; provided, however, the Company shall be deemed to have made delivery of any document required by this Section 7.1(c) if it shall have timely made such document available on the Securities and Exchange Commission’s EDGAR system, or its successor thereto.

(d) Notice of Default or Event of Default — promptly and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(g), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e) Employee Benefit Matters — promptly and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) an ERISA Event; or

(ii) any event, transaction or condition that would result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

(f) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect;

(g) Certain Notices — upon the occurrence of one or more of the following, to the extent that any of the following, if adversely determined, would reasonably be expected to result in liability of the Company or any of its Subsidiaries in excess of $7,500,000 or a fine or penalty in excess of $2,500,000: (i) written notice, claim or request for information to the effect that the Company or any of its Subsidiaries is or may be liable in any material respect to any Person as a result of the presence of or the Release or substantial threat of a material Release of any Hazardous Materials into the environment; (ii) written notice that the Company or any of its Subsidiaries is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the presence or to the Release or substantial threat of a material Release of any Hazardous Materials into the environment; (iii) written notice that any property, owned or leased by, or operated on behalf of, the Company or any of its Subsidiaries is subject to a material Environmental Lien; (iv) written notice of violation to the Company or any of its Subsidiaries of any Environmental Laws or Environmental Permits; or (v) commencement or written threat of any judicial or administrative proceeding against the Company or any of its Subsidiaries alleging a violation of any Environmental Laws or Environmental Permits;

(h) Environmental Reports — upon written request by the Required Holders, a report providing an update of the status of each environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to clause (g) above and any other environmental, health and safety compliance obligation, remedial obligation or liability against the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect (all such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or remedial action and the Company’s or such Subsidiary’s response thereto);

(i) Supplements — promptly and in any event within ten (10) Business Days after the execution and delivery of any Supplement, a copy thereof; and

(j) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

(a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.5(f), 10.6, 10.8, 10.9, 10.10 and 10.12 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b) Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the end of such quarterly or annual period and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default and that to the knowledge of such Senior Financial Officer, no such condition exists at the date of such certificate or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3. Visitation. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8.	PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1. Required Prepayments; Maturity. As provided therein, the entire unpaid principal balance of the Series 2010-A Notes shall be due and payable on the stated maturity date thereof.

Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, any Series of Notes, in an amount not less than $1,000,000 (and in an integral multiple of $100,000) of the aggregate principal amount of such Series of Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount, if any, determined for the prepayment date with respect to such principal amount of each Note then outstanding of the applicable Series to be prepaid. The Company will give each holder of the Series of Notes to be prepaid written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Series of Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of the Series of Notes to be prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes of any Series pursuant to Section 8.2, the principal amount of the Notes of such Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. All regularly scheduled partial prepayments made with respect to any Series of Additional Notes pursuant to any Supplement shall be allocated as provided therein.

Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes of any Series pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes of any Series except (a) upon the payment or prepayment of the Notes of any Series in accordance with the terms of this Agreement (including any Supplement hereto) and the Notes or (b) pursuant to a written offer to purchase any outstanding Notes of any Series made by the Company or an Affiliate pro rata to the holders of all Notes of such Series at the time outstanding upon the same terms and conditions (except that if such Series has more than one separate tranche, such written offer shall be allocated among all of the separate tranches of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof but such written offer may otherwise differ among such separate tranches and such written offer shall be made pro rata to the holders of the same tranches of such Series upon the same terms and conditions); provided, that if any Default or Event of Default then exists or would exist after giving effect to such purchase, such written offer to purchase pursuant to this Section 8.5 shall be made pro rata to the holders of all Notes of all Series then outstanding. Any such written offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least fifteen (15) Business Days. If the holders of more than 50% of the principal amount of the Notes of such Series then outstanding accept such offer, the Company shall promptly notify the remaining holders of such Series of Notes of such fact and the expiration date for the acceptance by holders of such Series of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least five (5) Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6. Make-Whole Amount for the Series 2010-A Notes. The term “Make-Whole Amount” means, with respect to any Series 2010-A Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series 2010-A Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Series 2010-A Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1.

“Discounted Value” means, with respect to the Called Principal of any Series 2010-A Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Series 2010-A Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield will be rounded to that number of decimals as appears in the coupon for the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Series 2010-A Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series 2010-A Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

“Settlement Date” means, with respect to the Called Principal of any Series 2010-A Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7. Prepayment Upon Change in Control.

(a) Notice of Change in Control; Offer to Prepay if Change in Control has Occurred. The Company will, within five (5) Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in clause (b) of this Section 8.7 and shall be accompanied by the certificate described in clause (e) of this Section 8.7.

(b) Offer to Prepay; Time for Payment. The offer to prepay Notes contemplated by clause (a) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, of the Notes held by each holder (in the case of this Section 8.7 only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). The Proposed Prepayment Date shall not be less than thirty (30) days and not more than sixty (60) days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the forty-fifth (45th) day after the date of such offer).

(c) Acceptance; Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance to be delivered to the Company at least ten (10) calendar days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7, or to accept an offer as to all of the Notes held by the holder, within such time period, shall be deemed to constitute a rejection of such offer by such holder. For the avoidance of doubt, a holder of Notes may accept a prepayment offer contemplated by this Section 8.7 with respect to one Series (or tranche) of Notes and reject such prepayment offer with respect to another Series (or tranche) of Notes.

(d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes together with interest on such Notes accrued to the date of prepayment, but without payment of the Make-Whole Amount or any premium. The prepayment shall be made on the Proposed Prepayment Date.

(e) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) that the entire principal amount of each Note is offered to be prepaid without any Make-Whole Amount; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.7 required to be fulfilled prior to the giving of such notice have been fulfilled and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

Section 8.8. Prepayment in Connection with an Asset Disposition.

(a) Notice and Offer. In the event any Debt Prepayment Application is to be used at the election of the Company to make an offer (a “Disposition Prepayment Offer”) to prepay Notes pursuant to Section 10.9(f) of this Agreement (a “Debt Prepayment Transfer”), the Company will give written notice of such Debt Prepayment Transfer to each holder of Notes. Such written notice shall contain, and such written notice shall constitute, an irrevocable offer to prepay, at the election of each holder, a portion of the Notes held by such holder equal to such holder’s Ratable

Portion of the Net Proceeds in respect of such Debt Prepayment Transfer on a date specified in such notice (the “Disposition Prepayment Date”) that is not less than thirty (30) days and not more than sixty (60) days after the date of such notice, together with interest on the amount to be so prepaid accrued to the Disposition Prepayment Date. If the Disposition Prepayment Date shall not be specified in such notice, the Disposition Prepayment Date shall be the forty-fifth (45th) day after the date of such notice.

(b) Acceptance and Payment. To accept such Disposition Prepayment Offer, a holder of Notes shall cause a notice of such acceptance to be delivered to the Company not later than twenty (20) days after the date of such written notice from the Company, provided, that failure to accept such offer in writing within twenty (20) days after the date of such written notice shall be deemed to constitute a rejection of the Disposition Prepayment Offer. If so accepted by any holder of a Note, such offered prepayment (equal to such holder’s Ratable Portion of the Net Proceeds in respect of such Debt Prepayment Transfer) shall be due and payable on the Disposition Prepayment Date. Such offered prepayment shall be made at 100% of the principal amount of such Notes being so prepaid, together with interest on such principal amount then being prepaid accrued to the Disposition Prepayment Date determined as of the date of such prepayment, but without payment of the Make-Whole Amount or any premium. The prepayment shall be made on the Disposition Prepayment Date. For the avoidance of doubt, a holder of Notes may accept a prepayment offer contemplated by this Section 8.8 with respect to one Series (or tranche) of Notes and reject such prepayment offer with respect to another Series (or tranche) of Notes.

(c) Other Terms. Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying (i) the Disposition Prepayment Date, (ii) the Net Proceeds in respect of the applicable Debt Prepayment Transfer, (iii) that such offer is being made pursuant to this Section 8.8 and Section 10.9 of this Agreement, (iv) the principal amount of each Note offered to be prepaid, (v) the interest that would be due on each Note offered to be prepaid, accrued to the Disposition Prepayment Date and (vi) in reasonable detail, the nature of the Disposition giving rise to such Debt Prepayment Transfer and certifying that no Default or Event of Default exists or would exist after giving effect to the prepayment contemplated by such offer.

SECTION 9.	AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1. Compliance with Law. Without limiting Section 10.4, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings, and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges and levies in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 9.5. Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.2 and 10.9, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6. Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

Section 9.7. Subsidiary Guarantors. (a) The Company will cause any Subsidiary that becomes a party to, or otherwise guarantees, Indebtedness in respect of a Major Credit Facility, to enter into a Subsidiary Guaranty and deliver to each of the holders of the Notes (concurrently with the incurrence of any such obligation pursuant to such Major Credit Facility) the following items:

(i) a Subsidiary Guaranty, or a joinder agreement in respect of any existing Subsidiary Guaranty;

(ii) a certificate signed by an authorized Responsible Officer of the Company making representations and warranties to the effect of those contained in Sections 5.4, 5.6 and 5.7, with respect to such Subsidiary and the Subsidiary Guaranty, as applicable; and

(iii) an opinion of counsel (who may be in-house counsel for the Company) addressed to each holder of the Notes and reasonably satisfactory to the Required Holders, to the effect that the Subsidiary Guaranty has been duly authorized, executed and delivered by such Person and that the Subsidiary Guaranty constitutes the legal, valid and binding contract and agreement of such Person enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally and by general equitable principles.

(b) The holders of the Notes agree to discharge and release any Subsidiary Guarantor from the Subsidiary Guaranty upon the written request of the Company, provided that (i) such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under the Subsidiary Guaranty) as an obligor and guarantor under and in respect of each Major Credit Facility and the Company so certifies to the holders of the Notes in a certificate of a Responsible Officer, (ii) at the time of such release and discharge, the Company shall deliver a certificate of a Responsible Officer to the holders of the Notes stating that no Default or Event of Default exists, and (iii) if any fee or other form of consideration is given to any holder of Indebtedness of the Company for the purpose of such release, holders of the Notes shall receive equivalent consideration.

SECTION 10.	NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except (i) any Restricted Payment permitted by Section 10.8, (ii) compensation (including bonuses), other benefits (including retirement, health, stock option and other incentive or benefit plans) and indemnification and insurance arrangements for any employee, officer or director of the Company or any Affiliate in the ordinary course of business and (iii) any transaction or group of related transactions in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

Section 10.2. Fundamental Changes. The Company will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Person other than the Company may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Company or to another Subsidiary, and the Company may sell, transfer, lease or otherwise dispose of its assets to any Subsidiary, (iv) Dispositions otherwise permitted by Section 10.9 shall be permitted, and (v) any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the holders of the Notes.

Section 10.3. Lines of Business. The Company will not engage in any business, if, as a result, when taken as a whole, the general nature of the business of the Company and its Subsidiaries would be substantially changed from the general nature of the business of the Company and its Subsidiaries on the date of this Agreement.

Section 10.4. Terrorism Sanctions Regulations. The Company will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) knowingly engage in any dealings or transactions with any such Person.

Section 10.5. Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Permitted Encumbrances;

(b) any Lien on any property or asset of the Company or any Subsidiary set forth in Schedule 10.5; provided that

(i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and

(ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed 80% of the cost of acquiring, constructing or improving such fixed or capital assets, and (iii) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;

(e) Liens on Accounts Receivable of the Company or any Subsidiary and other assets of any Receivables Subsidiary, in each case arising in connection with any Permitted Accounts Receivable Securitization; and

(f) Liens securing other Indebtedness of the Company and its Subsidiaries not expressly permitted by clauses (a) through (e) above; provided that the aggregate amount of Indebtedness secured by Liens permitted by this clause (f) does not at any time exceed the amount of Priority Debt to the extent permitted under Section 10.6; provided further that no Lien pursuant to this clause (f) shall secure a Major Credit Facility or related Guaranties unless the Notes are also concurrently equally and ratably secured pursuant to documentation reasonably satisfactory to the Required Holders.

Section 10.6. Priority Debt. The Company will not at any time permit Priority Debt to exceed 20% of Consolidated Net Worth at such time.

Section 10.7. Swap Agreements. The Company will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, other than Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

Section 10.8. Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment; provided that the Company and its Subsidiaries may make any Restricted Payment which, together with all other Restricted Payments made by all Persons pursuant to this proviso since June 30, 2010 would not exceed the sum of (x) $99,400,000 plus (y) 50% of the cumulative Consolidated Adjusted Net Income of the Company for the period (taken as one accounting period) since June 30, 2010 through the last day of the fiscal quarter for which financial statements have been delivered pursuant to Section 7.1(a) or (b), and provided further that (i) the Company may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of Capital Stock, (ii) Subsidiaries may declare and pay dividends and may make distributions ratably with respect to their Capital Stock, and (iii) the Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for directors, management or employees of the Company and its Subsidiaries and stock option plans for employees or former employees of Olin in connection with the Spin Off.

Section 10.9. Disposition of Property. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:

(a) the Disposition of obsolete or worn out property in the ordinary course of business;

(b) the sale of inventory in the ordinary course of business;

(c) Dispositions permitted by Section 10.2;

(d) the sale or issuance of any Subsidiary’s Capital Stock to the Company or any Subsidiary;

(e) sales of Accounts Receivable pursuant to a Permitted Accounts Receivable Securitization; and

(f) any other Dispositions by such Persons of property for cash or cash equivalents or other readily marketable publicly traded securities at not less than its fair market value, or for other property of an equal or greater value than the property Disposed of (including, without limitation, joint venture interests, seller’s notes or other securities) as determined in good faith by the board of directors of the Company or a duly authorized committee thereof at the time of such Disposition so long as the aggregate book value of the assets being Disposed of at such time when added to the book value of all other assets of the Company and its Subsidiaries Disposed of during the period of 365 days ending on the date of such Disposition shall not exceed 15% of the book value of Consolidated Total Assets, determined as of the end of the fiscal quarter immediately preceding such Disposition; provided that if the Net Proceeds from any Disposition are applied to a Debt Prepayment Application or a Property Reinvestment Application within 365 days after such Disposition, then such Disposition, only for the purpose of determining compliance with this subsection (f) as of any date, shall be deemed not to be a Disposition as of the date of such application of such Net Proceeds; and provided further that the sale of the Company’s industrial coatings business on March 31, 2010 shall not constitute a Disposition.

Section 10.10. Sales and Leasebacks. The Company will not, and will not permit any of its Subsidiaries to, enter into any arrangement providing for the leasing to the Company or any of its Subsidiaries of real or personal property that has been or is to be (a) sold or transferred by the Company or any of its Subsidiaries or (b) constructed or acquired by a third party in anticipation of a program of leasing to the Company, or any of its Subsidiaries (any such transaction, a “Sale-Leaseback”); provided that Sale-Leasebacks by all such Persons of property having a fair market value not to exceed $50,000,000 in the aggregate since the date hereof shall be permitted.

Section 10.11. Changes in Fiscal Periods. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly permit the fiscal year of the Company to end on a day other than December 31.

Section 10.12. Financial Covenants.

(a) Consolidated Leverage Ratio. The Company will not permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Company to exceed 3.5:1.0.

(b) Consolidated Interest Coverage Ratio. The Company will not permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Company to be less than 3.0:1.0.

Section 10.13. Acquisitions. The Company will not, and will not permit any of its Subsidiaries to, purchase or otherwise acquire (in one transaction or a series of transactions) all of the Capital Stock of, or all or a substantial part of the assets of, or a business unit (including a complete products line) or a division of, any Person other than pursuant to a Permitted Acquisition.

SECTION 11.	EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for five Business Days after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d), Sections 10.5(f), 10.6, 10.8 or 10.12 or any covenant in a Supplement which specifically provides that it shall have the benefit of this paragraph (c); or

(d) the Company defaults in the performance of or compliance with any term contained herein or in any Supplement (other than those referred to in Sections 11(a), (b) and (c)) or any Subsidiary Guarantor defaults in the performance of or compliance with any term of the Subsidiary Guaranty and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e) any Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty; or

(f) any representation or warranty made in writing by or on behalf of the Company or any Subsidiary Guarantor in this Agreement or any Subsidiary Guaranty or by any officer of the Company or of any Subsidiary Guarantor in any writing furnished in connection with the transactions contemplated hereby or by any Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or

(g) (i) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Threshold Indebtedness, when and as the same shall become due and payable after any applicable grace period, or (ii) the Company or any Subsidiary shall fail to observe or perform any other term, covenant, condition or agreement (other than as a result of any term, covenant, condition or agreement that triggers a Change in Control (in which case Section 8.7 shall govern)) contained in any agreement or instrument evidencing, governing or relating to any Threshold Indebtedness after any applicable grace period if the effect of any failure referred to in this clause (ii) is to cause, or permit the holder or holders of such Threshold Indebtedness or a trustee or other representative on its or their behalf (with or without the giving of notice) immediately to cause, such Threshold Indebtedness to become due prior to its stated maturity, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than (A) the passage of time, (B) the right of the holder of Threshold Indebtedness to convert such Threshold Indebtedness into equity interests, (C) any mandatory prepayment on account of the disposition of assets, or (D) any event that also triggers a Change in Control (in which case Section 8.7 shall govern)), (x) the Company or any Subsidiary has become obligated to purchase or repay Threshold Indebtedness before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Threshold Indebtedness; or

(h) the Company, any Material Subsidiary or any Subsidiary Guarantor shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; or

(i) the Company, any Material Subsidiary or any Subsidiary Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (j) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, any Material Subsidiary or any Subsidiary Guarantor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

(j) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company, any Material Subsidiary or any Subsidiary Guarantor or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, any Material Subsidiary or any Subsidiary Guarantor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(k) one or more judgments for the payment of money in an aggregate amount in excess of the Threshold Judgment Amount (excluding any amount that is covered by insurance where the relevant insurance company has been notified of the claim or judgment and has not expressly denied coverage in writing) shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment; or

(l) if (i) an ERISA Event shall have occurred, (ii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed the Threshold ERISA Amount, (iii) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (iv) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan or (v) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (v) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.

As used in Section 11(l), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 12.     REMEDIES ON DEFAULT, ETC.

Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(h), (i) or (j) has occurred, all the Notes of every Series then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes of every Series then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, without limitation, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount, if any, determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount, if any, by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole

Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts that have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the terms of the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.     REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iv)) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other details for notices of each transferee of such Note or part thereof) within ten Business Days thereafter the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series (and of the same tranche if such Series has separate tranches) as such surrendered Note in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note of such Series and tranche originally issued hereunder or pursuant to any Supplement. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18 (iv)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series (and of the same tranche if such Series has separate tranches) as such lost, stolen, destroyed or mutilated Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.     PAYMENTS ON NOTES.

Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York, at the principal office of Bank of America, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2. Home Office Payment. So long as any Purchaser or Additional Purchaser or such Person’s nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal,

Make-Whole Amount, if any, and interest and all other amounts by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A hereto or, in the case of any Additional Purchaser, Schedule A attached to any Supplement pursuant to which such Additional Purchaser is a party, or by such other method or at such other address as such Purchaser or Additional Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser or Additional Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or Additional Purchaser or such Person’s nominee, such Person will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser or Additional Purchaser under this Agreement (including any Supplement) and that has made the same agreement relating to such Note as the Purchasers and Additional Purchasers, as applicable, have made in this Section 14.2.

SECTION 15.     EXPENSES, ETC.

Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and out-of-pocket expenses (including reasonable attorneys’ fees of a special counsel for the Purchasers or any Additional Purchasers and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers, the Additional Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement (including any Supplement) or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation:

(a) the reasonable costs and out-of-pocket expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement (including any Supplement) or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement (including any Supplement) or the Notes, or by reason of being a holder of any Note, and

(b) the reasonable costs and out-of-pocket expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $3,000. The Company will pay, and will save each Purchaser, each Additional Purchaser and each other holder of a Note harmless from, all claims in respect of any reasonable fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser, an Additional Purchaser or other holder in connection with its purchase of the Notes).

Notwithstanding the foregoing, on the date of each Closing, the Company will be required only to pay the attorneys’ fees of a single special counsel acting for all of the Purchasers.

Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Supplement or the Notes, and the termination of this Agreement or any Supplement.

SECTION 16.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein or in any Supplement shall survive the execution and delivery of this Agreement, each Supplement and the Notes, the purchase or transfer by any Purchaser or any Additional Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser, Additional Purchaser or other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or any Supplement shall be deemed representations and warranties of the Company under this Agreement; provided, that the representations and warranties contained in any Supplement shall only be made for the benefit of the Additional Purchasers which are party to such Supplement and the holders of the Notes issued pursuant to such Supplement, including subsequent holders of any Note issued pursuant to such Supplement, and shall not require the consent of the holders of existing Notes. Subject to the preceding sentence, this Agreement (including every Supplement) and the Notes embody the entire agreement and understanding between each Purchaser, each Additional Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.     AMENDMENT AND WAIVER.

Section 17.1. Requirements and Change to Payment Terms.

(a) Requirements. This Agreement (including any Supplement) and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (i) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof or the corresponding provision of any Supplement, or any defined term (as it is used in any such Section or such corresponding provision of any Supplement), will be effective as to any holder of Notes unless consented to by such holder of Notes in writing, and

(ii) no such amendment or waiver may, without the written consent of the holder of each Note of any Series at the time outstanding affected thereby, (A) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (B) amend any of Sections 8 (except as permitted by Section 17.1(b)), 11(a), 11(b), 12, 17 or 20.

(b) Change to Interest Rates, Payments or Make-Whole. Notwithstanding anything to the contrary contained in Section 17.1(a), with the prior written consent of (i) the Company and all of the holders of a Series of Notes (A) the interest rate on the Notes of such Series may be reduced, (B) the time of payment of interest on such Series which results in an effective reduction in the interest rate may be changed, (C) the Make-Whole Amount (or other prepayment premium, if applicable) (or method of computation thereof) associated with such Series of Notes may be changed, and (D) subject to the provisions of Section 12 relating to acceleration or rescission, the time of or amount of any prepayment or payment of principal may be changed, and (ii) the Company and the holders of more than 50% in aggregate principal amount of a Series of Notes, the interest rate on the Notes of such Series may be increased, including any increase in the frequency of payment of such interest which results in an effective increase in the interest rate, in each case, without any requirements to obtain the prior written consent of the holders of any other Series of Notes.

(c) Supplements. Notwithstanding anything to the contrary contained herein, the Company may enter into any Supplement providing for the issuance of one or more Series of Additional Notes consistent with Section 2.2 hereof without obtaining the consent of any holder of any other Series of Notes.

Section 17.2. Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, any Supplement or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. Except in the case of any amendment pursuant to Section 17.1(b) which is not directly or indirectly related to any proposed amendment or waiver which is governed by the terms of Section 17.1(a), the Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof, of any Supplement or of any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.     NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to a Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A to this Agreement, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to an Additional Purchaser or its nominee, to such Additional Purchaser or nominee at the address specified for such communications in Schedule A to any Supplement, or at such other address as such Additional Purchaser or nominee shall have specified to the Company in writing,

(iii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iv) if to the Company:

501 Merritt 7

P.O. Box 5204

Norwalk, Connecticut 06851

Tel: 203-229-3881

Fax: 203-229-3143

Attention: Treasurer

with a copy to:

501 Merritt 7

P.O. Box 5204

Norwalk, Connecticut 06851

Tel: 203-229-2683

Fax: 203-229-3292

Attention: Corporate Secretary

or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.     REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) all Supplements, consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at a Closing or by any Additional Purchaser (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser or any Additional Purchaser, may be reproduced by such Purchaser or such Additional Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser or such Additional Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser or such Additional Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.     CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser or any Additional Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary or confidential in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser or such Additional Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser or such Additional Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or such Additional Purchaser or any Person acting on such Purchaser’s or such Additional Purchaser’s behalf, (c) otherwise becomes known to such Purchaser or such Additional Purchaser other than through disclosure by the Company or any Subsidiary unless the source of such information is known by such Purchaser or such Additional Purchaser to be bound by a confidentiality agreement with respect to such information or (d) constitutes financial statements delivered to such Purchaser or such Additional Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser and each Additional Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser or such Additional Purchaser in good faith to protect confidential information of third parties delivered to such Persons, provided that such Purchaser or such Additional Purchaser may deliver or disclose Confidential Information to (i) such Purchaser’s or such Additional Purchaser’s directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser’s or such Additional Purchaser’s Notes), (ii) such Purchaser’s or such Additional Purchaser’s financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser or such Additional Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which such Purchaser or such Additional Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser or such Additional Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s or such Additional Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser or such Additional Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser or such Additional Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser or such Additional Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s or such Additional Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21.     SUBSTITUTION OF PURCHASER.

Each Purchaser and each Additional Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser or such Additional Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser or such Additional Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser or such original Additional Purchaser. In the event that such Affiliate is so substituted as a Purchaser or an Additional Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser or such original Additional Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” or an “Additional Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser or such original Additional Purchaser, and such original Purchaser or such original Additional Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.     MISCELLANEOUS.

Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement (including all covenants and other agreements contained in any Supplement) by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2. Payments Due on Non-Business Days. Notwithstanding anything in this Agreement, any Supplement or the Notes to the contrary (but without limiting the requirement in Section 8.2 and Section 8.4 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that, if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 22.3. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, all computations made pursuant to this Agreement shall be made in accordance with GAAP, and all financial statements shall be prepared in accordance with GAAP, in each case as in effect from time to time; provided that, if the Company notifies the Required Holders that the Company requests an amendment to any provision of this Agreement to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Required Holders notify the Company that the Required Holders request an amendment to any provision of this Agreement for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance with this Agreement. For purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Company to measure an item of Indebtedness using fair value (as permitted by Statement of Financial Accounting Standards No. 159 or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 22.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.5. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.7. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.8. Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, any Supplement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(c) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

ARCH CHEMICALS, INC.

By	/s/ W. Paul Bush
	Name:	W. Paul Bush
	Title:	Treasurer

This Agreement is hereby accepted and agreed to as of the date thereof.

ING LIFE INSURANCE AND ANNUITY COMPANY
ING USA ANNUITY AND LIFE INSURANCE COMPANY
RELIASTAR LIFE INSURANCE COMPANY
RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

By:	ING Investment Management LLC, as Agent

By	/s/ Christopher P. Lyons
	Name:	Christopher P. Lyons
	Title:	Senior Vice President

NEW YORK LIFE INSURANCE COMPANY

By	/s/ A. Post Howland
	Name:	A. Post Howland
	Title:	Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By	New York Life Investment Management LLC,
its Investment Manager

By	/s/ A. Post Howland
	Name:	A. Post Howland
	Title:	Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3)

By	New York Life Investment Management LLC,
its Investment Manager

By	/s/ A. Post Howland
	Name:	A. Post Howland
	Title:	Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3-2)

By	New York Life Investment Management LLC,
its Investment Manager

By	/s/ A. Post Howland
	Name:	A. Post Howland
	Title:	Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C)

By	New York Life Investment Management LLC,
its Investment Manager

By	/s/ A. Post Howland
	Name:	A. Post Howland
	Title:	Director

FORETHOUGHT LIFE INSURANCE COMPANY

By	New York Life Investment Management LLC,
Its Investment Manager

By	/s/ A. Post Howland
	Name:	A. Post Howland
	Title:	Director

METROPOLITAN LIFE INSURANCE COMPANY

METLIFE INVESTORS INSURANCE COMPANY

By:	Metropolitan Life Insurance Company, for
itself and as investment manager for the above entity

By	/s/ Judith A. Gulotta
	Name:	Judith A. Gulotta
	Title:	Managing Director

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC
as Investment Adviser

By	/s/ Elisabeth A. Perenick
	Name:	Elisabeth A. Perenick
	Title:	Managing Director

C.M. LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC
as Investment Adviser

By	/s/ Elisabeth A. Perenick
	Name:	Elisabeth A. Perenick
	Title:	Managing Director

MASSMUTUAL ASIA LIMITED

By:	Babson Capital Management LLC
as Investment Adviser

By	/s/ Elisabeth A. Perenick
	Name:	Elisabeth A. Perenick
	Title:	Managing Director

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By	/s/ Eve Hampton
	Name:	Eve Hampton
	Title:	Vice President, Investments

By	/s/ Tad Anderson
	Name:	Tad Anderson
	Title:	Assistant Vice President, Investments

THE GREAT-WEST LIFE ASSURANCE COMPANY

By	/s/ Eve Hampton
	Name:	Eve Hampton
	Title:	Vice President, Investments, GWL&A

By	/s/ Tad Anderson
	Name:	Tad Anderson
	Title:	Assistant Vice President, Investments, GWL&A

CUNA MUTUAL INSURANCE SOCIETY CUMIS INSURANCE SOCIETY, INC.

By:	MEMBERS Capital Advisors, Inc.,
acting as Investment Advisor

By	/s/ Allen R. Cantrell
	Name:	Allen R. Cantrell
	Title:	Director, Investments

SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY

By	/s/ David Divine
	Name:	David Divine
	Title:	Portfolio Manager

INFORMATION RELATING TO PURCHASERS

NAMES AND ADDRESS OF PURCHASER	CLOSING DATE	PRINCIPAL AMOUNT OF SERIES 2010-A NOTES TO BE PURCHASED
ING LIFE INSURANCE AND ANNUITY COMPANY	September 9, 2010	$11,000,000
c/o ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, Georgia 30327-4347 Attention: Private Placements Fax: (770) 690-5057	December 31, 2010	$11,000,000

Payments

All payments on account of the Notes held by such purchaser shall be made by wire transfer of immediately available funds (identifying each payment as “Arch Chemicals, Inc., 4.00% Series 2010-A Senior Notes due December 31, 2017, PPN 03937R B*2, interest and principal”), for credit to:

The Bank of New York Mellon

ABA#: 021000018

Account:		IOC 566/INST’L CUSTODY (for scheduled
principal and interest payments)
or
IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

For further credit to: ILIAC/Acct. 216101

Reference.: PPN 03937R B*2

Each such wire transfer shall set forth the name of the Company, the full title (including the coupon rate, issuance date and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

SCHEDULE A

(to Master Note Purchase Agreement)

Notices

All notices with respect to payments and written confirmation of each such payment to be addressed:

ING Investment Management LLC

5780 Powers Ferry Road, NW, Suite 300

Atlanta, Georgia 30327-4347

Attention: Operations/Settlements

Fax: (770) 690-4886

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 71-0294708

Deliver Notes to:

The Bank of New York Mellon

One Wall Street

Window A - 3rd Floor

New York, New York 10286

Ref: ILIAC/Acct. 216101

With a copy to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, Georgia 30327-4347

Attention: Linda Freitag

Fax: (770) 690-5346

The cover letter accompanying the Notes should set forth: a) a description of the Notes (including the interest rate, maturity date and private placement number); b) the name of each purchaser and its account number at The Bank of New York Mellon (ILIAC/Acct. 216101); and c) the name, telephone number and e-mail address of a contact person at the Issuer of the Notes related to payments on the Notes.

NAMES AND ADDRESS OF PURCHASER	CLOSING DATE	PRINCIPAL AMOUNT OF SERIES 2010-A NOTES TO BE PURCHASED
ING USA ANNUITY AND LIFE INSURANCE COMPANY	September 9, 2010	$9,200,000
c/o ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, Georgia 30327-4347 Attention: Private Placements Fax: (770) 690-5057	December 31, 2010	$9,200,000

Payments

All payments on account of the Notes held by such purchaser shall be made by wire transfer of immediately available funds (identifying each payment as “Arch Chemicals, Inc., 4.00% Series 2010-A Senior Notes due December 31, 2017, PPN 03937R B*2, interest and principal”), for credit to:

The Bank of New York Mellon

ABA#: 021000018

Account:		IOC 566/INST’L CUSTODY (for scheduled principal and interest payments)
or
IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

For further credit to: ING USA/Acct. 136373

Reference.: PPN 03937R B*2

Each such wire transfer shall set forth the name of the Company, the full title (including the coupon rate, issuance date and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

Notices

All notices with respect to payments and written confirmation of each such payment to be addressed:

ING Investment Management LLC

5780 Powers Ferry Road, NW, Suite 300

Atlanta, Georgia 30327-4347

Attention: Operations/Settlements

Fax: (770) 690-4886

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 41-0991508

Deliver Notes to:

The Bank of New York Mellon

One Wall Street

Window A - 3rd Floor

New York, New York 10286

Ref: ING USA/Acct. 136373

With a copy to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, Georgia 30327-4347

Attention: Linda Freitag

Fax: (770) 690-5346

The cover letter accompanying the Notes should set forth: a) a description of the Notes (including the interest rate, maturity date and private placement number); b) the name of each purchaser and its account number at The Bank of New York Mellon (ING USA/Acct. 136373); and c) the name, telephone number and e-mail address of a contact person at the Issuer of the Notes related to payments on the Notes.

NAMES AND ADDRESS OF PURCHASER	CLOSING DATE	PRINCIPAL AMOUNT OF SERIES 2010-A NOTES TO BE PURCHASED
RELIASTAR LIFE INSURANCE COMPANY	September 9, 2010	$8,600,000
c/o ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, Georgia 30327-4347 Attention: Private Placements Fax: (770) 690-5057	December 31, 2010	$8,600,000

Payments

All payments on account of the Notes held by such purchaser shall be made by wire transfer of immediately available funds (identifying each payment as “Arch Chemicals, Inc., 4.00% Series 2010-A Senior Notes due December 31, 2017, PPN 03937R B*2, interest and principal”), for credit to:

The Bank of New York Mellon

ABA#: 021000018

Account:		IOC 566/INST’L CUSTODY (for scheduled principal and interest payments)
or
IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

For further credit to: RLIC/Acct. 187035

Reference.: PPN 03937R B*2

Each such wire transfer shall set forth the name of the Company, the full title (including the coupon rate, issuance date and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

Notices

All notices with respect to payments and written confirmation of each such payment to be addressed:

ING Investment Management LLC

5780 Powers Ferry Road, NW, Suite 300

Atlanta, Georgia 30327-4347

Attention: Operations/Settlements

Fax: (770) 690-4886

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 41-0451140

Deliver Notes to:

The Bank of New York Mellon

One Wall Street

Window A - 3rd Floor

New York, New York 10286

Ref: RLIC/Acct. 187035

With a copy to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, Georgia 30327-4347

Attention: Linda Freitag

Fax: (770) 690-5346

The cover letter accompanying the Notes should set forth: a) a description of the Notes (including the interest rate, maturity date and private placement number); b) the name of each purchaser and its account number at The Bank of New York Mellon (RLIC/Acct. 187035); and c) the name, telephone number and e-mail address of a contact person at the Issuer of the Notes related to payments on the Notes.

NAMES AND ADDRESS OF PURCHASER	CLOSING DATE	PRINCIPAL AMOUNT OF SERIES 2010-A NOTES TO BE PURCHASED
RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK	September 9, 2010	$2,700,000
c/o ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, Georgia 30327-4347 Attention: Private Placements Fax: (770) 690-5057	December 31, 2010	$2,700,000

Payments

All payments on account of the Notes held by such purchaser shall be made by wire transfer of immediately available funds (identifying each payment as “Arch Chemicals, Inc., 4.00% Series 2010-A Senior Notes due December 31, 2017, PPN 03937R B*2, interest and principal”), for credit to:

The Bank of New York Mellon

ABA#: 021000018

Account:		IOC 566/INST’L CUSTODY (for scheduled principal and interest payments)
or
IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

For further credit to: RLNY/Acct. 187038

Reference.: PPN 03937R B*2

Each such wire transfer shall set forth the name of the Company, the full title (including the coupon rate, issuance date and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

Notices

All notices with respect to payments and written confirmation of each such payment to be addressed:

ING Investment Management LLC

5780 Powers Ferry Road, NW, Suite 300

Atlanta, Georgia 30327-4347

Attention: Operations/Settlements

Fax: (770) 690-4886

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 53-0242530

Deliver Notes to:

The Bank of New York Mellon

One Wall Street

Window A - 3rd Floor

New York, New York 10286

Ref: RLNY/Acct. 187038

With a copy to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, Georgia 30327-4347

Attention: Linda Freitag

Fax: (770) 690-5346

The cover letter accompanying the Notes should set forth: a) a description of the Notes (including the interest rate, maturity date and private placement number); b) the name of each purchaser and its account number at The Bank of New York Mellon (RLNY/Acct. 187038); and c) the name, telephone number and e-mail address of a contact person at the Issuer of the Notes related to payments on the Notes.

NAMES AND ADDRESS OF PURCHASER	CLOSING DATE	PRINCIPAL AMOUNT OF SERIES 2010-A NOTES TO BE PURCHASED
NEW YORK LIFE INSURANCE COMPANY	September 9, 2010	$18,000,000
c/o New York Life Investment Management LLC 51 Madison Avenue 2nd Floor, Room 208 New York, New York 10010-1603 Attention: Fixed Income Investors Group Private Finance, 2nd Floor Fax: (212) 447-4122	December 31, 2010	$18,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Arch Chemicals, Inc., 4.00% Series 2010-A Senior Notes due December 31, 2017, PPN 03937R B*2, interest and principal”), to:

JPMorgan Chase Bank

New York, New York 10019

ABA No. 021-000-021

Credit: New York Life Insurance Company

General Account No. 008-9-00687

With sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

Notices

All notices with respect to payments and written confirmation of each such payment and any audit confirmation, to be addressed to:

New York Life Insurance Company

c/o New York Life Investment Management LLC

51 Madison Avenue

2nd Floor, Room 208

New York, New York 10010-1603

Attention: Securities Operations, Private Group, 2nd Floor

Fax: (908) 840-3385

with a copy sent electronically to:	FIIGLibrary@nylim.com and TraditionalPVtOps@nylim.com

All other notices and communications to be addressed as first provided above, with a copy sent electronically to: FIIGLibrary@nylim.com and TraditionalPVtOps@nylim.com and with a copy of any notices regarding defaults or Events of Default under the operative documents to: Attention: Office of the General Counsel, Investment Section, Room 1016, Fax: (212) 576-8340.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 13-5582869

Deliver Notes to:

New York Life Investments

51 Madison Avenue, Room 1016M

New York, New York 10010

Attention: Rebecca Strutton, Director and Associate General Counsel

Phone: (212) 576-4825

NAMES AND ADDRESS OF PURCHASER	CLOSING DATE	PRINCIPAL AMOUNT OF SERIES 2010-A NOTES TO BE PURCHASED
NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION	September 9, 2010	$11,000,000
c/o New York Life Investment Management LLC 51 Madison Avenue 2nd Floor, Room 208 New York, New York 10010-1603 Attention: Fixed Income Investors Group Private Finance, 2nd Floor Fax: (212) 447-4122	December 31, 2010	$11,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Arch Chemicals, Inc., 4.00% Series 2010-A Senior Notes due December 31, 2017, PPN 03937R B*2, interest and principal”), to:

JPMorgan Chase Bank

New York, New York

ABA No. 021-000-021

Credit: New York Life Insurance and Annuity Corporation

General Account No. 323-8-47382

With sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

Notices

All notices with respect to payments and written confirmation of each such payment and any audit confirmation, to be addressed to:

New York Life Insurance and Annuity Corporation

c/o New York Life Investment Management LLC

51 Madison Avenue

2nd Floor, Room 208

New York, New York 10010-1603

Attention: Securities Operation, Private Group, 2nd Floor

Fax: (908) 840-3385

with a copy sent electronically to:	FIIGLibrary@nylim.com and TraditionalPVtOps@nylim.com

All other notices and communications to be addressed as first provided above, with a copy sent electronically to: FIIGLibrary@nylim.com and TraditionalPVtOps@nylim.com and with a copy of any notices regarding defaults or Events of Default under the operative documents to: Attention: Office of the General Counsel, Investment Section, Room 1016, Fax: (212) 576-8340.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 13-3044743

Deliver Notes to:

New York Life Investments

51 Madison Avenue, Room 1016M

New York, New York 10010

Attention: Rebecca Strutton, Director and Associate General Counsel

Phone: (212) 576-4825

NAMES AND ADDRESS OF PURCHASER	CLOSING DATE	PRINCIPAL AMOUNT OF SERIES 2010-A NOTES TO BE PURCHASED
NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3)	September 9, 2010	$500,000
c/o New York Life Investment Management LLC 51 Madison Avenue 2nd Floor, Room 208 New York, New York 10010-1603 Attention: Fixed Income Investors Group Private Finance, 2nd Floor Fax: (212) 447-4122	December 31, 2010	$500,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Arch Chemicals, Inc., 4.00% Series 2010-A Senior Notes due December 31, 2017, PPN 03937R B*2, interest and principal”), to:

JPMorgan Chase Bank

New York, New York

ABA No. 021-000-021

Credit: NYLIAC SEPARATE BOLI 3 BROAD FIXED

General Account No. 323-8-39002

With sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

Notices

All notices with respect to payments, written confirmations of each such payment and any audit confirmation, to be addressed:

New York Life Insurance and Annuity Corporation

Institutionally Owned Life Insurance Separate Account

c/o New York Life Investment Management LLC

51 Madison Avenue

2nd Floor, Room 208

New York, New York 10010-1603

Attention: Securities Operation, Private Group, 2nd Floor

Fax Number: (908) 840-3385

with a copy sent electronically to:	FIIGLibrary@nylim.com and TraditionalPVtOps@nylim.com

All other notices and communications to be addressed as first provided above, with a copy sent electronically to: FIIGLibrary@nylim.com and TraditionalPVtOps@nylim.com and with a copy of any notices regarding defaults or Events of Default under the operative documents to: Attention: Office of the General Counsel, Investment Section, Room 1016, Fax: (212) 576-8340.

Name in which Notes are to be issued: None

Taxpayer I.D. Number: 13-3044743

Deliver Notes to:

New York Life Investments

51 Madison Avenue, Room 1016M

New York, New York 10010

Attention: Rebecca Strutton, Director and Associate General Counsel

Phone: (212) 576-4825

NAMES AND ADDRESS OF PURCHASER	CLOSING DATE	PRINCIPAL AMOUNT OF SERIES 2010-A NOTES TO BE PURCHASED
NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3-2)	September 9, 2010	$500,000
c/o New York Life Investment Management LLC 51 Madison Avenue 2nd Floor, Room 208 New York, New York 10010-1603 Attention: Fixed Income Investors Group Private Finance, 2nd Floor Fax: (212) 447-4122	December 31, 2010	$500,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Arch Chemicals, Inc., 4.00% Series 2010-A Senior Notes due December 31, 2017, PPN 03937R B*2, interest and principal”), to:

JPMorgan Chase Bank

New York, New York

ABA No. 021-000-021

Credit: NYLIAC SEPARATE BOLI 3-2

General Account No. 323-9-56793

With sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

Notices

All notices with respect to payments, written confirmations of each such payment and any audit confirmation, to be addressed:

New York Life Insurance and Annuity Corporation

Institutionally Owned Life Insurance Separate Account

c/o New York Life Investment Management LLC

51 Madison Avenue

2nd Floor, Room 208

New York, New York 10010-1603

Attention: Securities Operation, Private Group, 2nd Floor

Fax: (908) 840-3385

with a copy sent electronically to:	FIIGLibrary@nylim.com and TraditionalPVtOps@nylim.com

All other notices and communications to be addressed as first provided above, with a copy sent electronically to: FIIGLibrary@nylim.com and TraditionalPVtOps@nylim.com and with a copy of any notices regarding defaults or Events of Default under the operative documents to: Attention: Office of the General Counsel, Investment Section, Room 1016, Fax: (212) 576-8340.

Name in which Notes are to be issued: None

Taxpayer I.D. Number: 13-3044743

Deliver Notes to:

New York Life Investments

51 Madison Avenue, Room 1016M

New York, New York 10010

Attention: Rebecca Strutton, Director and Associate General Counsel

Phone: (212) 576-4825

NAMES AND ADDRESS OF PURCHASER	CLOSING DATE	PRINCIPAL AMOUNT OF SERIES 2010-A NOTES TO BE PURCHASED
NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C)	September 9, 2010	$500,000
c/o New York Life Investment Management LLC 51 Madison Avenue 2nd Floor, Room 208 New York, New York 10010-1603 Attention: Fixed Income Investors Group Private Finance, 2nd Floor Fax: (212) 447-4122	December 31, 2010	$500,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Arch Chemicals, Inc., 4.00% Series 2010-A Senior Notes due December 31, 2017, PPN 03937R B*2, interest and principal”), to:

JPMorgan Chase Bank

New York, New York

ABA No. 021-000-021

Credit: NYLIAC SEPARATE BOLI 30C

General Account No. 304-6-23970

With sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

Notices

All notices with respect to payments, written confirmations of each such payment and any audit confirmation, to be addressed:

New York Life Insurance and Annuity Corporation

Institutionally Owned Life Insurance Separate Account

c/o New York Life Investment Management LLC

51 Madison Avenue

2nd Floor, Room 208

New York, New York 10010-1603

Attention: Securities Operation, Private Group, 2nd Floor

Fax: (908) 840-3385

with a copy sent electronically to:	FIIGLibrary@nylim.com and TraditionalPVtOps@nylim.com

All other notices and communications to be addressed as first provided above, with a copy sent electronically to: FIIGLibrary@nylim.com and TraditionalPVtOps@nylim.com and with a copy of any notices regarding defaults or Events of Default under the operative documents to: Attention: Office of the General Counsel, Investment Section, Room 1016, Fax: (212) 576-8340.

Name in which Notes are to be issued: None

Taxpayer I.D. Number: 13-3044743

Deliver Notes to:

New York Life Investments

51 Madison Avenue, Room 1016M

New York, New York 10010

Attention: Rebecca Strutton, Director and Associate General Counsel

Phone: (212) 576-4825

NAMES AND ADDRESS OF PURCHASER	CLOSING DATE	PRINCIPAL AMOUNT OF SERIES 2010-A NOTES TO BE PURCHASED
FORETHOUGHT LIFE INSURANCE COMPANY	September 9, 2010	$1,000,000
c/o New York Life Investment Management LLC 51 Madison Avenue New York, New York 10010-1603 Attention: Fixed Income Investors Group Private Finance, 2nd Floor Fax: (212) 447-4122	December 31, 2010	$1,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Arch Chemicals, Inc., 4.00% Series 2010-A Senior Notes due December 31, 2017, PPN 03937R B*2, interest and principal”), to:

State Street Bank & Trust Company

Boston, Massachusetts

ABA No. 011000028

DDA No. 00539841

Attention: Mutual Funds

FLIC-PRV2

Fund No. 3N2Z

Reference: Forethought Life Insurance

Contact: Deborah Hartner (Phone: (816) 871-9218)

Notices

All notices of payments on or in respect of the Notes, written communications of such wire transfers and any audit confirmation to be addressed to:

Russell L. Jackson

Director, Investment Accounting

Forethought Life Insurance Company

300 North Meridian Street, Suite 1800

Indianapolis, Indiana 46204

Phone: (317) 223-2749

Email: russell.jackson@forethought.com

With a copy to:

Deborah Hartner

Account Manager

State Street Bank

801 Pennsylvania Avenue

Kansas City, Missouri 64105

Phone: (816) 871-9218

Email: DSHartner@statestreet.com

And a copy to:

New York Life Investment Management LLC

51 Madison Avenue

New York, New York 10010-1603

Attention: Private Operations

Fax: (908) 840-3385

Email: NYLIM_PVT_OPS@NYLIM.com

All other notices and communications to be addressed as first provided above, with a copy sent electronically to: FIIGLibrary@nylim.com and with a copy of any notices regarding defaults or Events of Default under the operative documents to: Attention: Office of the General Counsel, Investment Section, Room 1016, Fax: (212) 576-8340.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 06-1016329

Deliver Notes to:

DTC/New York Window

55 Water Street

New York, New York 10041

Attention: Robert Mendez

Reference: SSB Fund # 3N2Z

With copies of the Notes emailed to:

Deborah Hartner (DSHartner@statestreet.com)

NAMES AND ADDRESS OF PURCHASER	CLOSING DATE	PRINCIPAL AMOUNT OF SERIES 2010-A NOTES TO BE PURCHASED
METROPOLITAN LIFE INSURANCE COMPANY	September 9, 2010	$21,500,000
1095 Avenue of the Americas New York, New York 10036-6796	December 31, 2010	$21,500,000

Payments

All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	JPMorgan Chase Bank
ABA Routing No.:	021-000-021
Account No.:	002-2-410591
Account Name:	Metropolitan Life Insurance Company
Reference:	Arch Chemicals, Inc. 4.00% due December 31, 2017

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

Notices

All notices and communications to:

Metropolitan Life Insurance Company

Investments, Private Placements

P. O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Facsimile: (973) 355-4250

With a copy (OTHER than with respect to deliveries of financial statements) to:

Metropolitan Life Insurance Company

P. O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments (PRIV)

Email: sec_invest_law@metlife.com

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 13-5581829

Deliver Notes to:

Metropolitan Life Insurance Company

Securities Investments, Law Department

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Jane Dickson, Esq.

NAMES AND ADDRESS OF PURCHASER	CLOSING DATE	PRINCIPAL AMOUNT OF SERIES 2010-A NOTES TO BE PURCHASED
METLIFE INVESTORS INSURANCE COMPANY	September 9, 2010	$10,000,000
c/o Metropolitan Life Insurance Company 1095 Avenue of the Americas New York, New York 10036-6796	December 31, 2010	$10,000,000

Payments

All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	JPMorgan Chase Bank
ABA Routing No.:	021-000-021
Account No.:	323-8-90911
Account Name:	MetLife Investors Insurance Company
Reference:	Arch Chemicals, Inc. 4.00% due December 31, 2017

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

Notices

All notices and communications to:

MetLife Investors Insurance Company

c/o Metropolitan Life Insurance Company

Investments, Private Placements

P. O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Facsimile: (973) 355-4250

With a copy (OTHER than with respect to deliveries of financial statements) to:

MetLife Investors Insurance Company

c/o Metropolitan Life Insurance Company

P. O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments (PRIV)

Email: sec_invest_law@metlife.com

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 43-1236042

Deliver Notes to:

MetLife Investors Insurance Company

c/o Metropolitan Life Insurance Company

Securities Investments, Law Department

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Jane Dickson, Esq.

NAMES AND ADDRESS OF PURCHASER	CLOSING DATE	PRINCIPAL AMOUNT OF SERIES 2010-A NOTES TO BE PURCHASED
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY	September 9, 2010	$11,600,000
c/o Babson Capital Management LLC 1500 Main Street - Suite 2200 P.O. Box 15189 Springfield, Massachusetts 01115-5189 Attention: Securities Investment Division Fax: (413) 226-2803	December 31, 2010	$11,600,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Arch Chemicals, Inc., 4.00% Series 2010-A Senior Notes due December 31, 2017, PPN 03937R B*2, interest and principal”) to:

MassMutual Co-Owned Account

Citibank, N.A

New York, New York

ABA No. 021000089

Account No. 30510685

Re: Description of security, cusip, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1754 or (413) 226-1803.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed to:

Massachusetts Mutual Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street, Suite 200

P. O. Box 15189

Springfield, Massachusetts 01115-5189

Attention: Securities Custody and Collection Department

Fax: (413) 226-2754

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 04-1590850

Deliver Notes to:

Steve Katz, Counsel

Babson Capital Management LLC

1500 Main Street, Suite 2800

Springfield, Massachusetts 01115-5189

Telephone: (413) 226-1059

Fax: (413) 226-2059

E-mail: skatz@babsoncapital.com

NAMES AND ADDRESS OF PURCHASER	CLOSING DATE	PRINCIPAL AMOUNT OF SERIES 2010-A NOTES TO BE PURCHASED
C.M. LIFE INSURANCE COMPANY	September 9, 2010	$1,400,000
c/o Babson Capital Management LLC 1500 Main Street - Suite 2200 P.O. Box 15189 Springfield, Massachusetts 01115-5189 Attention: Securities Investment Division Fax: (413) 226-2803	December 31, 2010	$1,400,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Arch Chemicals, Inc., 4.00% Series 2010-A Senior Notes due December 31, 2017, PPN 03937R B*2, interest and principal”) to:

MassMutual Co-Owned Account

Citibank, N.A

New York, New York

ABA No. 021000089

Account No. 30510685

Re: Description of security, cusip, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1754 or (413) 226-1803.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed to:

C.M. Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street, Suite 200

P. O. Box 15189

Springfield, Massachusetts 01115-5189

Attention: Securities Custody and Collection Department

Fax: (413) 226-2754

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 06-1041383

Deliver Notes to:

Steve Katz, Counsel

Babson Capital Management LLC

1500 Main Street, Suite 2800

Springfield, Massachusetts 01115-5189

Telephone: (413) 226-1059

Fax: (413) 226-2059

E-mail: skatz@babsoncapital.com

NAMES AND ADDRESS OF PURCHASER	CLOSING DATE	PRINCIPAL AMOUNT OF SERIES 2010-A NOTES TO BE PURCHASED
MASSMUTUAL ASIA LIMITED	September 9, 2010	$500,000
c/o Babson Capital Management LLC 1500 Main Street - Suite 2200 P.O. Box 15189 Springfield, Massachusetts 01115-5189 Attention: Securities Investment Division Fax: (413) 226-2803	December 31, 2010	$500,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Arch Chemicals, Inc., 4.00% Series 2010-A Senior Notes due December 31, 2017, PPN 03937R B*2, interest and principal”) to:

Gerlach & Co.

c/o Citibank, N.A

ABA Number 021000089

Concentration Account 36112805

Attention: Judy Rock

FFC: MassMutual Asia 849195

Name of Security, PPN Number

With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1803 or (413) 226-1754.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, and written confirmation of each such payment, to be addressed:

MassMutual Asia Limited

c/o Babson Capital Management LLC

1500 Main Street, Suite 200

P. O. Box 15189

Springfield, Massachusetts 01115-5189

Attention: Securities Custody and Collection Department

Fax: (413) 226-2754

Corporate action notifications should be addressed to:

Citigroup Global Securities Services

Attention: Corporate Action Department

3800 Citibank Center Tampa

Building B Floor 3

Tampa, Florida 33610-9122

Name of Nominee in which Notes are to be issued: Gerlach & Co.

Deliver Notes to:

Citibank N.A.

399 Park Avenue

Level B Vault

New York, New York 10022

Account No. 849195

NAMES AND ADDRESS OF PURCHASER	CLOSING DATE	PRINCIPAL AMOUNT OF SERIES 2010-A NOTES TO BE PURCHASED
GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY	September 9, 2010	$5,000,000
8515 East Orchard Road, 3T2 Greenwood Village, Colorado 80111 Attention: Investments Division Fax: (303) 737-6193	December 31, 2010	$5,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Arch Chemicals, Inc., 4.00% Series 2010-A Senior Notes due December 31, 2017, PPN 03937R B*2, interest and principal”) to:

The Bank of New York Mellon

ABA No.: 021-000-018

BNF Account No.: IOC566

Further Credit To: Great-West Life/Acct. No. 640935

Reference:	1) security description (including PPN)
2) allocation of payment between principal and interest
3) confirmation of principal balance

Notices

All notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 84-0467907

Deliver Notes to:

The Bank of New York Mellon

3rd Floor, Window A

One Wall Street

New York, New York 10286

Attention: Receive/Deliver Dept. (Great-West Life/Acct. No. 640935)

NAMES AND ADDRESS OF PURCHASER	CLOSING DATE	PRINCIPAL AMOUNT OF SERIES 2010-A NOTES TO BE PURCHASED
THE GREAT-WEST LIFE ASSURANCE COMPANY	September 9, 2010	$5,000,000
100 Osborne Street North Winnipeg, Manitoba Canada R3C 3A5 Attention: Securities Administration - 2C Fax: (204) 946-8395	December 31, 2010	$5,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Arch Chemicals, Inc., 4.00% Series 2010-A Senior Notes due December 31, 2017, PPN 03937R B*2, interest and principal”) to:

Mellon Trust of New England

ABA No.: 011001234

Credit To: DDA No. 065447

Attention: MBS Income Unit

CC: 1191

Further Credit To:	The Great-West Life Assurance Company
Acct. No. GAWF00050002
C/M GWL US Bond

Reference:	1) security description (including PPN)
2) allocation of payment between principal and interest
3) confirmation of principal balance

Notices

All notices and communications to be addressed as first provided above with a duplicate copy to:

Great-West Life & Annuity Insurance Company

8515 East Orchard Road, 3T2

Greenwood Village, Colorado 80111

Attention: Investments Division

Fax: (303) 737-6193

Name of Nominee in which Notes are to be issued: MAC & CO

Deliver Notes to:

Mellon Securities Trust Co.

One Wall Street

3rd Floor, Receive Window C

New York, New York 10286

Ref:  CIBC Mellon Accounts

Credit The Great-West Life Assurance Company

Acct. No. GAWF00050002

C/M GWL US Bond

NAMES AND ADDRESS OF PURCHASER	CLOSING DATE	PRINCIPAL AMOUNT OF SERIES 2010-A NOTES TO BE PURCHASED
CUNA MUTUAL INSURANCE SOCIETY	September 9, 2010	$4,000,000
c/o MEMBERS Capital Advisors, Inc. 5910 Mineral Point Road Madison, Wisconsin 53705-4456 Attn: Private Placements Phone: (608) 231-8255 Fax: (608) 236-6224 Email: ds-privateplacements@cunamutual.com	December 31, 2010	$4,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Arch Chemicals, Inc., 4.00% Series 2010-A Senior Notes due December 31, 2017, PPN 03937R B*2, interest and principal”) to:

ABA: 011000028

Bank: State Street Bank

Account Name: CUNA Mutual Insurance Society

DDA #: 1044-851-2

Reference Fund:	ZT1E (Must be first 4 digits of reference section / Can include Nominee name here)

Notices

All notices of payments, written confirmations of such wire transfers and other communications (financials), to be addressed to:

E-mail: ds_privateplacements@cunamutual.com

Members Capital Advisors, Inc.

5910 Mineral Point Road

Madison, Wisconsin 53705-4456

Attn: Private Placements

with a copy to:

CUNA Mutual Insurance Society

5910 Mineral Point Road

Madison, Wisconsin 53705-4456

Attn: Stuart Rossmiller, Director, Research, Fixed Income

Email: stuart.rossmiller@cunamutual.com

Phone: (608) 231-8292

Fax:      (608) 236-7601

with a copy to:

CUNA Mutual Insurance Society

5910 Mineral Point Road

Madison, WI 53705-4456

Attn: Allen Cantrell, Director, Investments

Phone: (608) 231-7243

Fax: (608) 236-8228

E-mail: al.cantrell@cunamutual.com

and

CUNA Mutual Insurance Society

5910 Mineral Point Road

Madison, WI 53705-4456

Attn: Carrie Snell, Servicing & Closing Specialist

Phone: (608) 231-8639

Fax: (608) 236-8639

E-mail: carrie.snell@cunamutual.com

and

CUNA Mutual Insurance Society

5910 Mineral Point Road

Madison, WI 53705-4456

Attn: John Britt, Legal Counsel

Phone: (608) 231-8653

Fax: (608) 693-6402

E-mail: john.britt@cunamutual.com

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: TURNKEYS + CO

Taxpayer I.D. Number: 39-0230590

Deliver Notes to:

State Street Bank

DTC/New York Window

55 Water Street

Plaza Level - 3rd Floor

New York, New York 10041

Attn: Robert Mendez

Phone: (617) 985-1914

NAMES AND ADDRESS OF PURCHASER	CLOSING DATE	PRINCIPAL AMOUNT OF SERIES 2010-A NOTES TO BE PURCHASED
CUMIS INSURANCE SOCIETY, INC.	September 9, 2010	$1,000,000
c/o MEMBERS Capital Advisors, Inc. 5910 Mineral Point Road Madison, Wisconsin 53705-4456 Attn: Private Placements Phone: (608) 231-8255 Telefacsimile: (608) 236-6224 Email: ds-privateplacements@cunamutual.com	December 31, 2010	$1,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Arch Chemicals, Inc., 4.00% Series 2010-A Senior Notes due December 31, 2017, PPN 03937R B*2, interest and principal”) to:

ABA: 011000028

Bank: State Street Bank

Account Name: CUMIS Insurance Society, Inc.

DDA #: 1658-736-2

Reference Fund:	ZT1I (Must be first 4 digits of reference section / Can include Nominee name here)

Notices

All notices of payments, written confirmations of such wire transfers and other communications (financials), to be addressed to:

E-mail: ds_privateplacements@cunamutual.com

Members Capital Advisors, Inc.

5910 Mineral Point Road

Madison, Wisconsin 53705-4456

Attn: Private Placements

with a copy to:

CUMIS Insurance Society, Inc.

5910 Mineral Point Road

Madison, Wisconsin 53705-4456

Attn: Stuart Rossmiller, Director, Research, Fixed Income

Email: stuart.rossmiller@cunamutual.com

Phone: (608) 231-8292

Fax:      (608) 236-7601

with a copy to:

CUMIS Insurance Society, Inc.

5910 Mineral Point Road

Madison, WI 53705-4456

Attn: Allen Cantrell, Director, Investments

Phone: (608) 231-7243

Fax: (608) 236-8228

E-mail: al.cantrell@cunamutual.com

and

CUMIS Insurance Society, Inc.

5910 Mineral Point Road

Madison, WI 53705-4456

Attn: Carrie Snell, Servicing & Closing Specialist

Phone: (608) 231-8639

Fax: (608) 236-8639

E-mail: carrie.snell@cunamutual.com

and

CUMIS Insurance Society, Inc.

5910 Mineral Point Road

Madison, WI 53705-4456

Attn: John Britt, Legal Counsel

Phone: (608) 231-8653

Fax: (608) 693-6402

E-mail: john.britt@cunamutual.com

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: TURNJETTY + CO

Taxpayer I.D. Number: 39-0972608

Deliver Notes to:

State Street Bank

DTC/New York Window

55 Water Street

Plaza Level - 3rd Floor

New York, New York 10041

Attn: Robert Mendez

Phone: (617) 985-1914

NAMES AND ADDRESS OF PURCHASER	CLOSING DATE	PRINCIPAL AMOUNT OF SERIES 2010-A NOTES TO BE PURCHASED
SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY	September 9, 2010	$2,000,000
1401 Livingston Lane Jackson, Mississippi 39213 Attention: Investment Department	December 31, 2010	$2,000,000

Payments

All payments of federal wire transfer of immediately available funds ((identifying each payment as “Arch Chemicals, Inc., 4.00% Series 2010-A Senior Notes due December 31, 2017, PPN 03937R B*2, interest and principal (if the wire is not a principal and/or interest payment, indicate the type of payment”), to:

State Street Bank and Trust Company

Boston, Massachusetts 02101

ABA #011000028

For further credit to:	Southern Farm Bureau Life Insurance Company DDA #59848127 Account #EQ83

Notices

All notices of scheduled payments and written confirmation of such wire transfers should be sent to the address first provided above.

All other communications, including Waivers, Amendments, Consents and financial information should be sent to:

Southern Farm Bureau Life Insurance Company

P. O. Box 78

Jackson, Mississippi 39205

Attention: Investment Department

or by overnight delivery to:

1401 Livingston Lane

Jackson, Mississippi 39213

Contact Person:	David Divine Telephone: (601) 981-5332 extension 1010 Facsimile: (601) 981-3605 ddivine@sfbli.com

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 64-0283583

Deliver Notes to:

Southern Farm Bureau Life Insurance Company

1401 Livingston Lane

Jackson, Mississippi 39213

Attention: David Divine

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Accounts Receivable” means presently existing and hereafter arising or acquired accounts receivable, notes, drafts, acceptances, general intangibles, choses in action and other forms of obligations and receivables relating in any way to inventory or arising from the sale of inventory or the rendering of services or howsoever otherwise arising, and assets relating thereto, including all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and all other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable, and including the right to payment of any interest or finance charges, sales tax, returned checks or late charges or other obligations with respect thereto and all proceeds of insurance with respect thereto, and all books, customer lists, ledgers, records and files (whether written or stored electronically) relating to any of the foregoing.

“Additional Notes” is defined in Section 2.2.

“Additional Purchasers” means purchasers of Additional Notes.

“Affiliate” means, at any time, (a) with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Anti-Terrorism Order” means Executive Order No. 13224 of September 23, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49079 (2001), as amended.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York are required or authorized to be closed.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

SCHEDULE B

(to Master Note Purchase Agreement)

“Capital Stock” of any Person means any capital stock or other Equity Interests of such Person, regardless of class or designation, and all warrants, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 51% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company, (b) individuals who on the date of Closing of the Series 2010-A Notes or any Additional Notes constituted the board of directors of the Company (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Company was approved by a majority of the directors of the Company then still in office who were either directors on the date of Closing of the Series 2010-A Notes or any Additional Notes or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office, or (c) any event constituting a “Change of Control” or “Change in Control” or any other term used to describe a change in control, in each case as defined in (i) any Major Credit Facility or (ii) the Note Purchase and Private Shelf Agreement dated as of August 28, 2009, among the Company and Prudential Investment Management, Inc., The Prudential Insurance Company of America, Gibraltar Life Insurance Co., Ltd., United of Omaha Life Insurance Company and Prudential Retirement Insurance and Annuity Company, so long as such agreement is in effect and as it may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the introductory paragraph hereto.

“Confidential Information” is defined in Section 20.

“Consolidated Adjusted Net Income” means, for any period, Consolidated Net Income for such period before any cumulative effect of any accounting changes applicable to the Company and its Subsidiaries, plus, without duplication, any extraordinary or special expenses or losses (including, whether or not otherwise includable as a separate item in the statement of Consolidated Net Income for such period, losses on sales of assets outside the ordinary course of business) and minus, to the extent included in the statement of Consolidated Net Income for such period, the sum of any extraordinary or special income or gains (including, whether or not otherwise includable as a separate item in the statement of Consolidated Net Income for such period, gains on the sale of assets outside the ordinary course of business) all on a consolidated basis.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or write-off of debt discount with respect to Indebtedness (including the Notes), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary or special expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), and (f) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (iii) any other non-cash income, all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any Reference Period pursuant to any determination of the Consolidated Leverage Ratio or Consolidated Interest Coverage Ratio, if during such Reference Period the Company or any Subsidiary shall have made a Permitted Acquisition or Disposition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto and any Indebtedness incurred, assumed, repaid or refinanced (by either the Company or any transferee) originally in connection with any Permitted Acquisition or Disposition as if such Permitted Acquisition or Disposition occurred and such Indebtedness had been incurred, assumed, repaid or refinanced on the first day of such Reference Period.

“Consolidated Interest Coverage Ratio” means for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period; provided that interest on an aggregate principal amount of the Louisiana IDB (such interest not to exceed $1,000,000) shall for all purposes of calculating the Consolidated Interest Coverage Ratio be excluded from Consolidated Interest Expense.

“Consolidated Interest Expense” means, for any period, total interest expense (including that attributable to capitalized lease obligations) of the Company and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries (including all commission, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of such Indebtedness to the extent such net costs are allocable to such period in accordance with GAAP). For the purposes of calculating Consolidated Interest Expense for any Reference Period pursuant to any determination of the Consolidated Interest Coverage Ratio, if during such Reference Period the Company or any Subsidiary shall have made a Permitted Acquisition or Disposition, Consolidated Interest Expense for such Reference Period shall be calculated after giving pro forma effect thereto and any Indebtedness incurred, assumed, repaid or refinanced (by either the Company, such Subsidiary or any transferee) originally in connection therewith as if such Permitted Acquisition or Disposition occurred and such Indebtedness had been incurred, assumed, repaid or refinanced on the first day of such Reference Period.

“Consolidated Leverage Ratio” means, as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Company) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under this Agreement) or any law applicable to such Subsidiary.

“Consolidated Net Worth” means, at any time,

(a) Consolidated Total Assets, minus

(b) the total liabilities of the Company and its Subsidiaries which would be shown as liabilities on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP.

“Consolidated Total Assets” means, at any time, the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

“Consolidated Total Debt” means, at any date, the aggregate principal amount of all Indebtedness of the Company and its Subsidiaries at such date that would appear as debt on a balance sheet of the Company and its Subsidiaries (excluding items appearing only in the footnotes therein), determined on a consolidated basis in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Debt Prepayment Application” means, with respect to any Disposition of property, the application by the Company of Net Proceeds with respect to such Disposition to pay Senior Indebtedness (other than Indebtedness owing to the Company, any of the Company’s Subsidiaries or any Affiliate of the Company), provided that in the course of making such application the Company shall offer to prepay each outstanding Note, in accordance with Section 8.8, in a principal amount which equals the Ratable Portion of such Note in respect of such Disposition. If any holder of Senior Indebtedness rejects such offer of prepayment, then, for purposes of the preceding sentence only, the Company and the applicable Subsidiary nevertheless will be deemed to have paid Senior Indebtedness in an amount equal to the Ratable Portion of the holder of such Senior Indebtedness in respect of such Disposition.

“Debt Prepayment Transfer” is defined in Section 8.8.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” with respect to any Note, has the meaning given in such Note.

“Delayed Draw Closing” is defined in Section 3.

“Delayed Draw Notice” is defined in Section 3.

“Disclosure Documents” is defined in Section 5.3.

“Disposition” means, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disposition Prepayment Date” is defined in Section 8.8.

“Disposition Prepayment Offer” is defined in Section 8.8.

“Dollars” or “$” means lawful money of the United States of America.

“EDGAR” is defined in Section 5.3.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

“Environmental Lien” means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of Hazardous Materials into the environment.

“Environmental Permits” means all permits, licenses, certificates, registrations and approvals of Governmental Authorities required by Environmental Laws and necessary for the business of the Company or a Subsidiary of the Company.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) a failure by any Plan to meet the minimum funding standard under the Pension Funding Rules applicable to such Plan, in each instance, whether or not waived, (c) the filing pursuant to the Pension Funding Rules of an application for a waiver of the minimum funding standard or extension of any amortization period with respect to any Plan, (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (f) the Company or any of its ERISA Affiliates withdraws or partially withdraws from any Multiemployer Plan, (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means those generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any State or other political subdivision of either thereof, or

(ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such indebtedness or obligation or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature, in each case to the extent regulated pursuant to any Environmental Law.

“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Initial Closing” is defined in Section 3.

“Institutional Investor” means (a) any original purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Louisiana IDB” means the Industrial Development Board of the Parish of Calcasieu, Inc. (Louisiana) 6% Industrial Development Revenue Bonds (Olin Corporation Project) due March 1, 2008.

“Major Credit Facility” means (a) the Revolving Facility, (b) the Term Facility and (c) each successor loan or credit agreement constituting the Company’s primary bank credit facility, with the same or different group of lenders and agents, so long as any such agreement is in effect and as it may be amended, amended and restated, supplemented or otherwise modified, from time to time.

“Make-Whole Amount” shall have the meaning (i) set forth in Section 8.6 with respect to any Series 2010-A Note and (ii) set forth in the applicable Supplement with respect to any other Series of Notes.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement (including any Supplement) and the Notes, or (c) the ability of any Subsidiary Guarantor to perform its obligations under the Subsidiary Guaranty, if any, or (d) the validity or enforceability of this Agreement (including any Supplement), the Notes or the Subsidiary Guaranty, if any, or the rights or remedies of the holders of Notes.

“Material Subsidiary” means, at any time, any Subsidiary of the Company which, together with all other Subsidiaries of such Subsidiary, accounts for more than (i) 5% of the Consolidated Total Assets of the Company and its Subsidiaries or (ii) 5% of consolidated gross revenue of the Company and its Subsidiaries.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Net Proceeds” means the gross proceeds received by or on behalf of the Company or any of its Subsidiaries in respect of any Disposition, less the sum of, without duplication, (i) all taxes (other than income taxes) payable by the Company or any of its Subsidiaries in connection with such Disposition and the Company’s good faith estimate of income taxes payable and any federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP in connection therewith, (ii) the amount of any reserves established in accordance with GAAP against any liabilities associated with the asset Disposed of; provided that any subsequent reduction in such reserves (other than in connection with the payment of any such liability) shall be deemed to be Net Proceeds of a Disposition occurring on the date of such reduction, (iii) the amount of any Indebtedness secured by the asset Disposed of and required to be, and in fact, repaid with the proceeds of such Disposition, (iv) all distributions and other payments required to be made to minority interest holders in Subsidiaries as a result of such Disposition, (v) reasonable and customary fees, commissions and expenses and other costs paid by the Company or any of its Subsidiaries in connection with such Disposition, and (vi) any portion of the purchase price from a Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Disposition or otherwise in connection with that Disposition; provided, however, that upon the termination of that escrow, Net Proceeds will be increased by any portion of funds in the escrow that are released to the Company or any Subsidiary.

“Notes” is defined in Section 1.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Olin” means the Olin Corporation, a Virginia corporation.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Plans subject to Title IV of ERISA and set forth in, with respect to plan years ending prior to the effective date as to such Plan of the Pension Protection Act of 2006, Section 412 of the Code and Section 302 of ERISA each as in effect prior to the Pension Protection Act of 2006 and, thereafter, Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA.

“Permitted Accounts Receivable Securitization” means one or more receivables financing programs providing for (i) the sale or contribution of Accounts Receivable by the Company or its Subsidiaries to a Receivables Subsidiary in a transaction or series of transactions purporting to be sales (and treated as sales for GAAP purposes), and (ii) the sale, transfer, conveyance, lien or pledge of, or granting a security interest in, such Accounts Receivables by such Receivables Subsidiary to any other Person, in each case, without recourse for credit defaults to the Company and its Subsidiaries (other than the Receivables Subsidiaries); provided that the aggregate principal amount of such financings shall not at any time exceed $100,000,000.

“Permitted Acquisition” means any acquisition by the Company or any of its Subsidiaries of all of the Capital Stock of, or all or a substantial part of the assets of, or of a business unit (including a complete product line) or division of, any Person; provided that (a) the Company shall be in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants contained in Section 10.12, in each case recomputed as at the last day of the most recently ended Reference Period of the Company for which the relevant information is available as if such acquisition had occurred on the first day of such Reference Period for testing such compliance, (b) no Default or Event of Default shall have occurred and be continuing, or would occur after giving effect to such acquisition, (c) substantially all of such property acquired shall constitute assets of the type historically used in the business conducted by the Company on the date hereof or reasonable extensions thereof, and (d) any such acquisition for consideration in excess of $10,000,000 shall have been approved by the board of directors or comparable governing body of the relevant Person.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 9.4;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith and in appropriate proceedings;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, and to secure letters of credit in respect thereof, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 11;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary; and

(g) leases, licenses and similar rights and obligations granted or incurred in connection with the assets of the Company or any of its Subsidiaries in the ordinary course of business;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Priority Debt” means (without duplication), as of the date of any determination thereof, (i) all unsecured Indebtedness of the Company’s Subsidiaries other than:

(a) Indebtedness existing on the date hereof and set forth in Schedule 5.15 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

(b) Indebtedness to the Company or any other Subsidiary;

(c) Guaranties of Indebtedness of the Company or any other Subsidiary;

(d) Indebtedness incurred to finance an acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement;

(e) Indebtedness as an account party in respect of trade letters of credit; and

(f) Indebtedness of Receivables Subsidiaries arising pursuant to Permitted Accounts Receivable Securitizations in an aggregate principal amount not to exceed $100,000,000;

and (ii) all Indebtedness of the Company and its Subsidiaries secured by Liens other than Indebtedness secured by Liens permitted by subsections (a) through (e), inclusive, of Section 10.5.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Property Reinvestment Application” means, with respect to any Disposition of property, the application, within 365 days of such Disposition, of an amount equal to the Net Proceeds with respect to such Disposition to the acquisition by the Company or any Subsidiary of property of a similar nature (excluding, for the avoidance of doubt, cash and cash equivalents), and of at least equivalent fair market value to the property so Disposed of, to be used in the ordinary course of business of such Person.

“Proposed Prepayment Date” is defined in Section 8.7.

“Purchasers” means the purchasers of the Notes named in Schedule A hereto.

“PTE” is defined in Section 6.2.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Ratable Portion” means, in respect of any holder of any Note and any Disposition contemplated by the definition of Debt Prepayment Application, an amount equal to the product of:

(a) the Net Proceeds being offered to be applied to the payment of Senior Indebtedness, multiplied by

(b) a fraction, the numerator of which is the outstanding principal amount of such Note, and the denominator of which is the aggregate outstanding principal amount of all Senior Indebtedness at the time of such Disposition determined on a consolidated basis in accordance with GAAP.

“Receivables Subsidiary” means any special purpose, bankruptcy remote wholly-owned subsidiary of the Company formed for the sole and exclusive purpose of engaging in activities in connection with the financing of Accounts Receivable in connection with and pursuant to a Permitted Accounts Receivable Securitization.

“Reference Period” means any period of four consecutive fiscal quarters.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Release” means a release, spill, emission, leaking, pumping, pouring, emptying, dumping, injection, deposit, disposal, discharge, dispersal, escape, leaching, or migration into the indoor or outdoor environment or into or out of any property of Company or its Subsidiaries, or at any other location to which Company or any Subsidiary has transported or arranged for the transportation of any Hazardous Materials, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property of Company or its Subsidiaries or at any other location, including any location to which Company or any Subsidiary has transported or arranged for the transportation of any Hazardous Materials.

“Required Holders” means, at any time, the holders of more than 50% in principal amount of the Notes, without regard to Series, at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests of the Company or any option, warrant or other right to acquire any such Equity Interests of the Company.

“Revolving Facility” means the Revolving Credit Agreement, dated as of June 15, 2006, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, so long as such agreement is in effect and as it may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Sale-Leaseback” is defined in Section 10.10.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Senior Indebtedness” means all Indebtedness evidenced by the Notes and all other Indebtedness of the Company or its Subsidiaries for money borrowed ranking pari passu or senior in right of payment with the Indebtedness evidenced by the Notes.

“Series” means any series of Notes issued pursuant to this Agreement or any Supplement hereto.

“Series 2010-A Notes” is defined in Section 1.

“Spin Off” means the transfer of substantially all of the specialty chemical businesses of Olin and its Subsidiaries to the Company and the “Distribution,” substantially in the manner described in the Form 10-K filed with the Securities and Exchange Commission on January 21, 1999.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantor” means each Subsidiary which is party to the Subsidiary Guaranty.

“Subsidiary Guaranty” means the guaranty delivered for the benefit of the holders of the Notes in accordance with Section 9.7 hereof, the form and substance of which is acceptable to the Required Holders.

“Supplement” is defined in Section 2.2.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no stock option, benefit, incentive, phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries or, in connection with the Spin Off, employees or former employees of Olin shall be a Swap Agreement.

“Term Facility” means the Credit Agreement, dated as of February 13, 2009, among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent, so long as such agreement is in effect and as it may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Threshold ERISA Amount” means the greater of (a) $10,000,000 and (b) the lowest aggregate permitted amount specified in any event of default relating to ERISA or other similar laws or regulations concerning benefit plans contained in any Major Credit Facility, provided that the Threshold ERISA Amount shall not exceed $25,000,000.

“Threshold Indebtedness” means Indebtedness (other than the Notes), and obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in excess of the Threshold Indebtedness Amount. For purposes of determining Threshold Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Threshold Indebtedness Amount” means the greater of (a) $10,000,000 and (b) the lowest aggregate permitted amount specified in any event of default relating to Indebtedness contained in any Major Credit Facility, provided that the Threshold Indebtedness Amount shall not exceed $25,000,000.

“Threshold Judgment Amount” means the greater of (a) $10,000,000 and (b) the lowest aggregate permitted amount specified in any event of default relating to judgments for the payment of money contained in any Major Credit Facility (including, without limitation, clause (k) of Article VII of the Term Facility), provided that the Threshold Judgment Amount shall not exceed $25,000,000.

“tranche” means all Notes of a Series having the same maturity, interest rate and schedule for mandatory prepayments.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

ARCH CHEMICALS, INC. (“ARCH”)

(Incorporated in the Commonwealth of Virginia, U.S.A.)1

SUBSIDIARIES AND AFFILIATED ENTITIES2

(as at September 1, 2010)

COMPANY[3]	INCORPORATION/ FORMATION	% DIRECT/INDIRECT OWNER-SHIP BY ARCH	SHAREHOLDER[4]	% SHAREHOLDING
Advantis Technologies, Inc. [Namesaver only]	Delaware	100%	- Arch Chemicals, Inc.	100.00%

Arch Acquisition, LLC	Delaware	100%	- Arch Chemicals, Inc.	100.00%

Arch Asia Holdings, Ltd.	Republic of Mauritius	100%	- Arch Chemicals, Inc.	100.00%

Arch Biocides Trustee Limited	England and Wales	100%	- Hickson International Limited	100.00%

Arch Chemicals B.V.[5]	Netherlands	100%	- Arch Chemicals Specialty Products, Inc.	100.00%

Arch Chemicals California Holdings, Inc. [Dormant]	Delaware	100%	- Arch Chemicals, Inc.	100.00%

Arch Chemicals Canada, Inc.[6]	Canada	100%	- Arch Chemicals Specialty Products, Inc.	100.00%

Arch Chemicals (China) Co., Ltd.[7]	People’s Republic of China	100%	- Arch Asia Holdings, Ltd.	100.00%

Arch Chemicals Far East, Limited	Delaware	100%	- Arch Chemicals, Inc.	100.00%

Arch Chemicals GmbH	Germany	100%	- Arch Chemicals Specialty Products, Inc.	100.00%

Arch Chemicals Holdings, Inc.	Virginia	100%	- Arch Chemicals, Inc. - Arch Chemicals Specialty Products, Inc.	95.23% 04.77%

Arch Chemicals (Hong Kong) Limited	Hong Kong	100%	- Arch Chemicals, Inc.	100.00%

Arch Chemicals (Israel) Ltd. [Dormant; to be dissolved]	Israel	100%	- Arch Chemicals Specialty Products, Inc. - Arch Chemicals, Inc.	99.00% 01.00%

Arch Chemicals Japan, Inc.	Japan	100%	- Arch Chemicals Specialty Products, Inc.	100.00%

Arch Chemicals Limited	England and Wales	100%	- Arch Chemicals Specialty Products, Inc.	100.00%

Arch Chemicals (M) Sdn. Bhd.	Malaysia	100%	- Arch Investments Holdings Pty Limited	100.00%

SCHEDULE 5.4

(to Master Note Purchase Agreement)

COMPANY[3]	INCORPORATION/ FORMATION	% DIRECT/INDIRECT OWNER-SHIP BY ARCH	SHAREHOLDER[4]	% SHAREHOLDING
Arch Chemicals Products Limited[8]	England and Wales	100%	- Arch Chemicals Limited	100.00%

Arch Chemicals (Proprietary) Limited	South Africa	100%	- Arch Chemicals Specialty Products, Inc.	100.00%

Arch Chemicals Receivables LLC	Delaware	100%	- Arch Chemicals, Inc.	100.00%

Arch Chemicals S.A.S.	France	100%	- Arch Chemicals Holdings, Inc.	100.00%

Arch Chemicals Singapore Pte Ltd	Singapore	100%	- Arch Chemicals Specialty Products, Inc.	100.00%

Arch Chemicals Specialty Products, Inc.	Delaware	100%	- Arch Chemicals, Inc.	100.00%

Arch Chemicals S.R.L.	Italy	100%	- Arch Chemicals, Inc. - Arch Chemicals Specialty Products, Inc.	99.00% 01.00%

Arch Chemicals UK Finance (Private Unlimited Company)	England and Wales	100%	- Arch Chemicals UK Holdings Limited - Arch Chemicals Holdings, Inc. (1 share held as nominee for Arch Chemicals UK Holdings Limited)	100.00%

Arch Chemicals UK Holdings Limited	England and Wales	100%	- Arch Chemicals Holdings, Inc.	100.00%

Arch Chemicals UK Supplies Limited[9] [Dormant]	England and Wales	100%	- Hickson International Limited	100.00%

Arch Coatings France SA	France	100%	- Arch Investments France S.A.S.	100.00%

Arch Electronic Chemicals, Inc. [Dormant]	Pennsylvania	100%	- Arch Chemicals Specialty Products, Inc.	100.00%

Arch Export Trading Corporation[10]	Barbados	100%	- Arch Chemicals, Inc.	100.00%

Arch International Pty Limited	Australia (New South Wales)	100%	- Arch Investments Holdings Pty Limited	100.00%

Arch International Trading (Shanghai) Co., Ltd.	People’s Republic of China	100%	- Arch Asia Holdings, Ltd.	100.00%

Arch Investments Australia Pty Ltd	Australia (Victoria)	100%	- Hickson Nederland BV	100%

Arch Investments France S.A.S.	France	100%	- Hickson Nederland BV - Hickson Investments Limited	65.33% 34.67%

Arch Investments Holdings Pty Limited	Australia (New South Wales)	100%	- Arch Investments Australia Pty Ltd	100.00%

5.4-2

COMPANY[3]	INCORPORATION/ FORMATION	% DIRECT/INDIRECT OWNER-SHIP BY ARCH	SHAREHOLDER[4]	% SHAREHOLDING
Arch PCI, Inc.	Delaware	100%	- Arch Chemicals, Inc.	100.00%

Arch Personal Care Products, L.P. [A limited partnership]	New Jersey	100%	- Arch Acquisition, LLC (Limited Partner) - Arch PCI, Inc. (General Partner)	99.00% 01.00%

Arch Personal Care Products (Proprietary) Limited	South Africa	100%	- Arch Chemicals (Proprietary) Limited	100.00%

Arch Products Holdings, Inc.	Virginia	100%	- Arch Chemicals, Inc.	100.00%

Arch Quimica Argentina S.R.L.	Argentina	100%	- Arch Wood Protection, Inc. - Hickson (USA) Corp.	98.97% 01.03%

Arch Quimica Brasil Ltda.	Brazil	100%	- Arch Chemicals Specialty Products, Inc. - Arch Quimica De Venezuela S.A.	99.99% 00.01%

Arch Quimica Colombia S.A.	Colombia	100%	- Arch Chemicals, Inc. - Arch Quimica De Venezuela S.A. - 3 Arch individuals	94.99% 02.01% 03.00%

Arch Quimica De Venezuela S.A.[11]	Delaware	100%	- Arch Chemicals, Inc.	100.00%

Arch Quimica, S.A. de C.V.	Mexico	100%	- Arch Chemicals, Inc.	100.00%

Arch Quimica Uruguay S.A.	Uruguay	100%	- Arch Chemicals California Holdings, Inc.	100.00%

Arch Timber Protection AB	Sweden	100%	- Hickson Investments Limited	100.00%

Arch Timber Protection BV	The Netherlands	100%	- Hickson Nederland BV	100.00%

Arch Timber Protection Limited [9]	England and Wales	100%	- Hickson International Limited	100.00%

Arch Timber Protection NV/SA	Belgium	100%	- Hickson Nederland BV - Arch Timber Protection Limited - Hickson International Limited	99.98% 00.01% 00.01%

Arch Trading NV	Belgium	100%	- Arch Chemicals Canada Inc. - Arch Chemicals Specialty Products, Inc.	98.29% 01.71%

Arch Treatment Technologies, Inc.	Virginia	100%	- Arch Products Holdings, Inc.	100.00%

Arch UK Biocides Limited	England and Wales	100%	- Arch Chemicals UK Holdings Limited - Hickson Nederland BV	98.175% 1.825%

Arch Water Products France S.A.S.	France	100%	- Arch Chemicals Holdings, Inc.	100.00%

Arch Water Products South Africa (Proprietary) Limited.	South Africa	100%	- Arch Chemicals, Inc. - Arch Chemicals (Proprietary) Limited	50.00% 50.00%

5.4-3

COMPANY[3]	INCORPORATION/ FORMATION	% DIRECT/INDIRECT OWNER-SHIP BY ARCH	SHAREHOLDER[4]	% SHAREHOLDING
Arch Wood Protection (Aust) Pty Limited	Australia (New South Wales)	100%	- Arch Investments Holdings Pty Limited - Arch Investments Australia Pty Ltd	80.00% 20.00%

Arch Wood Protection Canada Corp.	Canada (Ontario)	100%	- Arch Wood Protection, Inc.	100.00%

Arch Wood Protection (Fiji) Limited	Fiji	100%	- Arch Investments Holdings Pty Limited - Hickson Investments Limited - Arch Investments Australia Pty Ltd	80.00% 10.00% 10.00%

Arch Wood Protection, Inc.	Delaware	100%	- Hickson (USA) Corp.	100.00%

Arch Wood Protection (M) Sdn. Bhd.	Malaysia	100%	- Arch Chemicals (M) Sdn. Bhd.	100.00%

Arch Wood Protection (NZ) Limited	New Zealand	100%	- Arch Investments Holdings Pty Limited - Hickson Investments Limited - Arch Investments Australia Pty Ltd	99.68% 00.16% 00.16%

Arch Wood Protection (SA) (Proprietary) Limited[12]	South Africa	100%	- Arch International Pty Limited	100.00%

Ascu Arch Timber Protection Limited	India	30%	- Arch Timber Protection Limited - Various company & private shareholders	30.00% 70.00%

Doe Run Gas Marketing Company	Kentucky	100%	- Doe Run Gas Transmission Company	100.00%

Doe Run Gas Transmission Company	Kentucky	100%	- Arch Chemicals, Inc.	100.00%

Drinkard Developments [General Partnership]	Delaware	50%	- HMD, Inc. - Alta-C Corporation	50.00% 50.00%

GlobalBA.com, Inc. [In bankruptcy proceedings]	Massachusetts	19.02%	- Arch Chemicals, Inc.[13] - Celanese Americas Corporation - Mirick O’Connell (Attorneys at Law)	19.02% 80.79% 00.19%

Hemel Emprenye Sanayi ve Ticaret A.S.	Turkey	33%	- Arch Timber Protection Limited - 5 private shareholders	33.00% 67.00%

Hickson Chemical Supplies Limited [9]	England and Wales	100%	- Hickson International Limited	100.00%

Hickson Chemicals Limited [To be liquidated]	England and Wales	100%	- Hickson International Limited	100.00%

Hickson Corp. [Namesaver only]	Delaware	100%	- Arch Chemicals, Inc.	100.00%

5.4-4

COMPANY[3]	INCORPORATION/ FORMATION	% DIRECT/INDIRECT OWNER-SHIP BY ARCH	SHAREHOLDER[4]	% SHAREHOLDING
Hickson Insurance Limited	Isle of Man, United Kingdom	100%	- Hickson Investments Limited	100.00%

Hickson International Limited	England and Wales	100%	- Arch Chemicals UK Holdings Limited - Arch Chemicals Holdings, Inc.	99.99% 00.01%

Hickson Investments Limited	England and Wales	100%	- Hickson Timber Products Limited	100.00%

Hickson Limited[14]	England and Wales	100%	- Hickson International Limited	100.00%

Hickson Nederland BV	The Netherlands	100%	- Arch Chemicals Holdings, Inc.	100.00%

Hickson Supplies Limited [Dormant; To be liquidated]	England and Wales	100%	- Hickson Limited	100.00%

Hickson Surface Coatings Hellas AE [In liquidation]	Greece	100%	- Hickson Investments Limited - Roberto Bonoli	99.99% 00.01%

Hickson Timber Products Limited [Namesaver]	England and Wales	100%	- Hickson International Limited	100.00%

Hickson (USA) Corp.	Delaware	100%	- Hickson Investments Limited	100.00%

Hickson W.A. Chemicals Limited [9] [Dormant]	England and Wales	100%	- Hickson Limited	100.00%

HMD, Inc.	Delaware	100%	- Hickson (USA) Corp.	100.00%

Hydro Asistencia S.L. [Dormant]	Spain	19%	- Arch Water Products France S.A.S - Roger Jarrion - Aquatechnique SARL	19.00% 66.00% 15.00%

Hydromen España, S.L.	Spain	100%	- Arch Chemicals, Inc.	100.00%

Inversiones Hickson Chile SA	Chile	100%	- Arch Timber Protection Limited - Hickson International Limited	99.00% 01.00%

Komfort Systems (Holland) BV [Dormant]	The Netherlands	100%	- Hickson Nederlands BV	100.00%

Proteccion de Madera Ltda.[15]	Chile	50%	- Inversiones Hickson Chile SA - Quimica y Metalurgica Ltda CPA	50.00% 50.00%

Splashes Inc.	Delaware	100%	- Arch Chemicals, Inc.	100.00%

The Applied Research Group, Inc [Dormant]	North Carolina	100%	- Hickson (USA) Corp.	100.00%

Van Swaay-Garantor BV [Inactive]	The Netherlands	100%	- Hickson Nederland BV	100.00%

WLSK-Pasadena, LLC [Inactive]	Texas	100%	- Hickson (USA) Corp.	100.00%

5.4-5

FOOTNOTES

1	Does business in the States of California, Georgia, Illinois, Michigan & Wisconsin under the following assumed names:

•	Applied Biochemists – CA; GA.

•	Bluegrass Water Products – GA.

•	GLB Pool & Spa – GA; WI.

•	Leisure Time – CA; GA; WI.

•	Marine Biochemists – CA; GA; MI

•	Marine Biochemists of California – CA.

•	Marine Biochemists of Illinois – IL.

•	Pool Pal Products – WI.

•	Quantum Biochemical – WI.

•	ROBARB – CA; GA; WI.

2.	Includes Affiliates, Investments, Joint Ventures and Partnerships.
3.	A corporation unless otherwise indicated.
4.	Includes shares held by individuals in trust for Arch Chemicals, Inc. or a subsidiary of Arch or shares held by employees of Arch to reach the minimum requirements for number of shareholders.
5.	Has a Branch Office in Ireland.
6.	“Quatic Consumer Products” is a business name of company registered in Ontario with Ministry of Consumer and Business Services. This renewed registration lasts five years and expires 9/20/2014.
7.	Has a Branch Office in Shanghai, People’s Republic of China.
8.	Has a Branch Office in India.
9.	Undisclosed agent of Hickson Limited.
10.	Former FSC for Arch Chemicals, Inc.
11.	(a) Has a dormant Branch Office in Venezuela.
(b)	Qualified in Connecticut under the name of Arch Quimica De Venezuela S.A. Inc.
12.	Trading as “Coastchem”.

5.4-6

13.	On 8/21/2000, capitalization of GlobalBA.Com, Inc. was: 2,575,050 shares Common Stock, 331,332 shares Series A Convertible Preferred Stock, & 750,000 shares Common Stock reserved for issuance under its Stock Plan. Stock held by Arch Chemicals, Inc. is 120,048 shares Series A Convertible Preferred Stock (approx. 19.01% of such preferred stock). Holders of Series A Preferred Stock shall have that number of votes per share as is equal to number of shares of Common Stock into which each such share of Series A Preferred Stock held by such holder could be converted on the date for determination of stockholders entitled to vote at the meeting or on the date of any written consent. Now that the company is in bankruptcy proceedings, current shareholders not known to us. Last known other shareholders were as listed in above chart.
14.	Has Branch Office in Denmark under the name of “Arch Timber Protection, dansk filial af Hickson Limited England”.
15.	Alias: “Arch Quimetal”.

5.4-7

FINANCIAL STATEMENTS

1.	Consolidated Financial Statements for the fiscal year ended December 31, 2009

2.	Consolidated Financial Statements for the fiscal year ended December 31, 2008

3.	Consolidated Financial Statements for the fiscal year ended December 31, 2007

4.	Consolidated Financial Statements for the fiscal year ended December 31, 2006

5.	Consolidated Financial Statements for the fiscal year ended December 31, 2005

6.	Unaudited Condensed Consolidated Financial Statements for the three months ended March 31, 2010

SCHEDULE 5.5

(to Master Note Purchase Agreement)

EXISTING INDEBTEDNESS

		PRINCIPAL (IN THOUSANDS)
OBLIGOR	OBLIGEE	CURRENCY	AMOUNT	COLLATERAL	GUARANTY
Arch Chemicals, Inc.	Term Loan Facility lenders	USD	80,000	none	none
Arch Chemicals, Inc.	Certain affiliates of Prudential Investment Management, Inc.	USD	75,000	none	none
Arch Chemicals, Inc.	Revolving Credit Facility lenders	USD	30,000	none	none
Arch Chemicals, Inc.	Various letters of credit issuing banks	USD	23,196	none	none
Arch Chemicals, Inc.	De Lage Landen, MSA, GE	USD	113	none	none
Arch Water Products South Africa (Proprietary) Limited	Nedbank	ZAR	24,800	none	Letter of guarantee from Arch Chemicals, Inc.
Arch Water Products South Africa (Proprietary) Limited	Nedbank as letter of credit issuing bank	ZAR	320
Arch Chemicals (China) Co., Ltd.	CITIC Bank as letter of credit issuing bank	RMB	4,123	none	none
Arch Quimica Brazil Ltda.	Various commercial banks	BRL	1,334	none	none
Arch Quimica Brazil Ltda.	HSBC as letter of guaranty issuing bank	BRL	5,030	none	none
Arch Wood Protection (Aust) Pty Limited	HSBC	AUD	2,000	none	Letter of guarantee from Arch Chemicals, Inc..
Arch Wood Protection (Aust) Pty Limited	HSBC as letter of credit issuing bank	AUD	25

SCHEDULE 5.15

(to Master Note Purchase Agreement)

		PRINCIPAL (IN THOUSANDS)
OBLIGOR	OBLIGEE	CURRENCY	AMOUNT		COLLATERAL	GUARANTY
Arch Wood Protection (NZ) Limited	HSBC as letter of credit issuing bank	NZD	350		none	Letter of guarantee from Arch Chemicals, Inc..
Arch International Pty Limited	HSBC	AUD	3,175
Arch Investments Holdings Pty Limited	HSBC	AUD	2,875
Arch Quimica Colombia S.A.	HSBC	COP	570,834
Arch Water Products France SAS	Atradius as letter of guaranty issuer	EUR	982		none	none
Arch Chemicals, Limited	RBS as letters of credit issuing bank	GBP	150		none	none
Arch UK Biocides Limited	JPM Chase as letters of credit issuing bank	GBP	200		none	none
Arch Timber Protection Limited	HSBC as letters of credit issuing bank	GBP	363		none	none
Arch Timber Protection Limited	Norske Bank as letter of credit issuing bank	NOK	600		none	none
Arch Chemicals S.R.L.	CIRA as letter of guaranty issuer	EUR	242		none	none
Arch Chemicals S.R.L.	Various insurance companies as letters of guaranty issuer	EUR	1,995	*	none	none

*	The expiration date for these guaranties related to VAT refunds has passed, but formal acknowledgement from the VAT authorities has not been received.

5.15-2

Miscellaneous Surety Bonds
OBLIGOR	OBLIGEE	SURETY	CURRENCY	PRINCIPAL AMOUNT	COLLATERAL
Arch Chemicals, Inc.	California Contractor’s State License Board	RLI Insurance Company	USD	12,500	none
Arch Chemicals, Inc.	California Contractor’s State License Board	RLI Insurance Company	USD	12,500	none
Arch Chemicals, Inc.	Canada Customs and Revenue Agency	RLI Insurance Company	CAD	178,500	none
Arch Chemicals, Inc and Arch Wood Protection, Inc. (co-principals)	Department of the Treasury – US Customs Service	RLI Insurance Company	USD	1,400,000	none
Arch Chemicals, Inc. and Arch Wood Protection, Inc. (co-principals)	Department of the Treasury – US Customs Service	RLI Insurance Company	USD	50,000	none
Arch Chemicals, Inc.	State of Nevada	Safeco Insurance Companies	USD	125	none
Arch Chemicals, Inc.	Department of the Treasury – US Customs Service	RLI Insurance Company	USD	500,000	none
Arch Chemicals, Inc.	Borough of South Plainfield, NJ	RLI Insurance Company	USD	2,280	none
Arch Wood Protection, Inc.	Canada Border Services Agency	RLI Insurance Company	CAD	25,000	none
Arch Chemicals, Inc./Arch Wood Protection, Inc.	Various states and toll authorities	CNA Insurance Group	USD	6,405	None

5.15-3

EXISTING LIENS AT JUNE 30, 2010

	CURRENCY	AMOUNT
Liens in connection with the Louisiana IDB	USD	1,000,000
Liens on property or assets of Arch Quimica Brasil Ltda.	BRL	1,334,000
Liens on property related to capital leases of Borrower	USD	113,000

SCHEDULE 10.5

(to Master Note Purchase Agreement)

[FORM OF SERIES 2010-A SENIOR NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER, SALE OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE HAS BECOME EFFECTIVE UNDER SUCH ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE HAS BECOME EFFECTIVE, OR AN EXEMPTION FROM SUCH REGISTRATIONS AND/OR QUALIFICATIONS IS AVAILABLE UNDER SUCH ACT AND SUCH LAWS. EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE REGISTERED IN ITS NAME (OR THE NAME OF ITS NOMINEE), WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS SET FORTH IN THE AGREEMENT PURSUANT TO WHICH THIS NOTE WAS ISSUED.

ARCH CHEMICALS, INC.

4.00% SERIES 2010-A SENIOR NOTE DUE DECEMBER 31, 2017

No. [ ]	[Date]
$[ ]	PPN: 03937R B*2

FOR VALUE RECEIVED, the undersigned, Arch Chemicals, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the Commonwealth of Virginia, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS ($[                    ]) (or so much thereof as shall not have been prepaid) on December 31, 2017, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.00% per annum from the date hereof, payable semiannually, on the 30th day of June and the 31st day of December in each year, commencing with the June 30th or December 31st next succeeding the date hereof, until the principal hereof shall have become due and payable, and on the maturity date hereof, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 6.00% and (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Master Note Purchase Agreement, dated as of September 9, 2010 (as from time to time amended, supplemented or modified, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality

EXHIBIT 1

(to Master Note Purchase Agreement)

provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

ARCH CHEMICALS, INC.

By
Name:
Title:

I-2

FORM OF OPINION OF

SPECIAL VIRGINIA COUNSEL TO COMPANY

EXHIBIT 4.4(a)

(to Master Note Purchase Agreement)

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074

TEL 804 • 788 • 8200
FAX 804 • 788 • 8218

FILE NO: 55403.000023

September 9, 2010

To the Series A Purchasers (as defined below)

Arch Chemicals, Inc.

Issuance and Sale of 4.00% Series 2010-A Senior Notes due December 31, 2017

Ladies and Gentlemen:

We have acted as special Virginia counsel to Arch Chemicals, Inc., a Virginia corporation (the “Company”), in connection with the transactions contemplated by the Master Note Purchase Agreement, dated as of September 9, 2010 (the “Note Purchase Agreement”), between the Company and the Purchasers listed in Schedule A thereto (the “Series A Purchasers”). The transactions relate to the issuance and sale by the Company to the Series A Purchasers of $125,000,000 aggregate principal amount of its 4.00% Series 2010-A Senior Notes due December 31, 2017 (the “Notes”).

This opinion is being furnished to you at the request of the Company as required by Section 4.4(a) of the Note Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Note Purchase Agreement.

In connection with the foregoing, we have examined the following:

(i) the Note Purchase Agreement;

(ii) the Notes; and

(iii) a Certificate of the Secretary of the Company, dated the date hereof, to which the following documents are attached:

(a) the Amended and Restated Articles of Incorporation, as amended through the date hereof, of the Company as certified on September 2, 2010 by the Clerk of the State Corporation Commission of the Commonwealth of Virginia (the “SCC”);

(b) the Bylaws of the Company, as amended through the date hereof;

To the Series A Purchasers

September 9, 2010

(c) resolutions of Board of Directors of the Company adopted by unanimous written consent, effective as of September 1, 2010, with respect to the Note Purchase Agreement and the transactions contemplated thereby; and

(d) a certificate issued by the SCC on September 2, 2010 and confirmed on the date hereof, to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the genuineness of all signatures not witnessed by us and (iv) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the authorization, execution and delivery of documents by the Company).

As to factual matters, we have relied upon representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates of public officials.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:

(1) The Company has been duly incorporated, is validly existing and in good standing under the laws of the Commonwealth of Virginia and has the corporate power and authority to conduct its business as currently conducted as such business is described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, to execute and deliver the Note Purchase Agreement and the Notes and to perform the provisions thereof.

(2) The Note Purchase Agreement has been duly authorized, executed and delivered by the Company.

(3) The Notes have been duly authorized, executed and delivered by the Company.

(4) No authorization, approval or other action by, and no notice to, consent of, order of or filing with any Virginia governmental authority by the Company is required in connection with the execution, delivery or performance by the Company of its obligations under the Note Purchase Agreement or the Notes, except as may be required under the blue sky laws of the Commonwealth of Virginia (as to which we express no opinion).

To the Series A Purchasers

September 9, 2010

This opinion is rendered solely for your benefit and for your successors and permitted assigns under the Note Purchase Agreement and may not be distributed to or relied upon by any other person or for any other purpose, quoted in whole or in part, cited, referred to or otherwise reproduced in any other document, nor is it to be filed with any governmental agency, without our prior written consent; provided, however, that you may file this opinion with any regulatory body to which you are subject, including, without limitation, the National Association of Insurance Commissioners without our prior written consent. We do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,

FORM OF OPINION OF

SENIOR VICE PRESIDENT, STRATEGIC DEVELOPMENT

AND CHIEF LEGAL OFFICER OF THE COMPANY

EXHIBIT 4.4(b)

(to Master Note Purchase Agreement)

[ARCH CHEMICALS LETTERHEAD]

September 9, 2010

To the Purchasers named in Schedule A to

the Master Note Purchase Agreement

Arch Chemicals, Inc.

$125,000,000 4.00% Series 2010-A Senior Notes Due December 31, 2017

Ladies and Gentlemen:

I am Senior Vice President, Strategic Development and Chief Legal Officer of Arch Chemicals, Inc., a Virginia corporation (the “Company”). This opinion is delivered to you pursuant to Section 4.4(b) of the Master Note Purchase Agreement dated as of September 9, 2010 (the “Note Purchase Agreement”), between the Company and the purchasers in Schedule A thereto (the “Purchasers”), relating to the purchase by the Purchasers on the date hereof of $125,000,000 aggregate principal amount of the Company’s 4.00% Series 2010-A Senior Notes due December 31, 2017 (the “Notes”). Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Note Purchase Agreement.

In that connection, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Amended and Restated Articles of Incorporation of the Company, (b) the By-laws of the Company, (c) the Note Purchase Agreement and (d) the Notes.

Based upon the foregoing, I am of opinion as follows:

(a) The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Purchase Agreement do not violate any Material agreement or other Material instrument known to me to which the Company or any Material Subsidiary is a party or by which the company or any Material Subsidiary may be bound.

(b) To my knowledge, there are no actions, suits or proceedings pending or, and after inquiry of the Company’s in-house counsel primarily responsible for insurance and litigation matters, threatened, against the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal which, in my good faith judgment, would reasonably be expected to have a materially adverse effect on the consolidated financial condition or consolidated results of operations of the Company and its Subsidiaries take as a whole or on the legality, validity or enforceability of the Company’s obligations under the Note Purchase Agreement or the Notes. To my knowledge, there is no default on the part of the Company or any Subsidiary with respect to any outstanding applicable order or judgment of any court or Governmental Authority or arbitration board that would reasonably be expected to have a materially adverse effect on the consolidated financial condition or consolidated results of operations of the Company and its Subsidiaries taken as a whole.

I am admitted to practice in the State of New York, and I express no opinion as to matters governed by any laws other than the laws of the State of New York.

I am furnishing this opinion to you, as the purchasers in a transaction exempt from the registration requirements of the Securities Act, solely for your benefit and your successors and permitted assigns under the Note Purchase Agreement. This opinion may not be relied upon by any other person or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose; provided that it may be disclosed to any regulatory authority to which you are subject, including without limitation the National Association of Insurance Commissioners, in connection with a review of the above transactions. I am opining as to the matters herein only as of the date hereof, have no obligation to update the opinions contained herein, and, while you are authorized to show this opinion to such regulatory authorities for such purposes, the rights to do so do not imply any rights on their part to rely on this opinion or any obligation on my part to update this opinion.

Very truly yours,

Sarah A. O’Connor Senior Vice President, Strategic Development and Chief Legal Officer

4.4(b)-2

FORM OF OPINION OF

SPECIAL COUNSEL OF THE COMPANY

EXHIBIT 4.4(c)

(to Master Note Purchase Agreement)

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

September 9, 2010

Arch Chemicals, Inc.

$125,000,000 4.00% Series 2010-A Senior Notes Due December 31, 2017

Ladies and Gentlemen:

We have acted as special counsel for Arch Chemicals, Inc., a Virginia corporation (the “Company”), in connection with the purchase on the date hereof by the Purchasers (as defined below) of $125,000,000 aggregate principal amount of the Company’s 4.00% Series 2010-A Senior Notes due December 31, 2017 (the “Notes”) pursuant to the Master Note Purchase Agreement dated as of September 9, 2010 (the “Note Purchase Agreement”), between the Company and the purchasers listed in Schedule A thereto (the “Purchasers”). Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Note Purchase Agreement.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Note Purchase Agreement, (b) the Notes and (c) a certificate dated as of the date hereof, from an officer of the Company (the “Officer’s Certificate”), attached as Exhibit A hereto. As noted in paragraphs 3, 4 and 5, we have relied, with respect to certain factual matters, on the representations and warranties of the Company and the Purchasers in the Note Purchase Agreement and the Officer’s Certificate, and have assumed compliance by each such party with the terms of the Note Purchase Agreement.

Based upon the foregoing and subject to the qualifications set forth herein, we are of opinion as follows:

1. Assuming that the Note Purchase Agreement has been duly authorized, executed and delivered by the parties thereto, the Note Purchase Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

2. Assuming that the Notes have been duly authorized, executed and delivered by the Company, the Notes constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

3. Assuming (i) the accuracy of, and compliance with, the representations, warranties and covenants of the Company in the Note Purchase Agreement and (ii) the accuracy of, and compliance with, the representations, warranties and covenants of each Purchaser in the Note Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes in the manner contemplated by the Note Purchase Agreement, to register the Notes under the Securities Act of 1933, as amended, or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended, it being understood that no opinion is expressed as to any resale of any Notes.

4. Based solely on the Officer’s Certificate, the Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

5. Assuming the accuracy of, and compliance with, the representations, warranties and covenants of the Company in Section 5.14 of the Note Purchase Agreement, none of the transactions contemplated by the Note Purchase Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Regulations T, U or X of the Board of Governors of the United States Federal Reserve System.

We express no opinion herein as to any provision of the Note Purchase Agreement or the Notes that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related to the Note Purchase Agreement or the Notes, (b) contains a waiver of an inconvenient forum or (c) relates to the waiver of rights to jury trial. We also express no opinion as to whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for in the Note Purchase Agreement or the Notes.

2

We understand that you are satisfying yourselves as to the status under Section 548 of the Bankruptcy Code and applicable state fraudulent conveyance laws of the obligations of the Company under the Note Purchase Agreement and the Notes, and we express no opinion thereon.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal law of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of the Commonwealth of Virginia.

We are furnishing this opinion to you solely for the benefit of the Purchasers. This opinion may not be relied upon by any other person (including by any person that acquires the Notes from a Purchaser) or for any other purpose. It may not be used, circulated, quoted or otherwise referred to for any other purpose; provided that this opinion may be shown to regulatory authorities to which you are subject (including, without limitation, the National Association of Insurance Commissioners) in connection with a review of the above transactions and to any transferee or potential transferee of the Notes in connection with a sale of the Notes to such transferee. We are opining as to the matters herein only as of the date hereof, and, while you are authorized to show this opinion to such regulatory authorities or transferees for such purposes, the rights to do so do not imply any rights on their part to rely on this opinion or any obligation on our part to update this opinion.

Very truly yours,

The several Purchasers listed in the attached

Annex I

O

3

FORM OF OPINION OF

SPECIAL COUNSEL OF THE PURCHASER

EXHIBIT 4.4(d)

(to Master Note Purchase Agreement)

[LETTERHEAD OF CHAPMAN AND CUTLER LLP]

September 9, 2010

To the Purchasers named on

    Schedule I attached hereto

Re:	$125,000,000 4.00% Series 2010-A Senior Notes due December 31, 2017

of

ARCH CHEMICALS, INC.

Ladies and Gentlemen:

We have acted as your special counsel in connection with your separate purchases on the date hereof of $125,000,000 aggregate principal amount of 4.00% Series 2010-A Senior Notes, due December 31, 2017 (the “Series 2010-A Notes”) of Arch Chemicals, Inc., a Virginia corporation (the “Company”), issued under and pursuant to the Master Note Purchase Agreement dated as of September 9, 2010 (the “Note Purchase Agreement”), among the Company and each of you. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Note Purchase Agreement. This opinion is delivered to you pursuant to Section 4.4(d) of the Note Purchase Agreement.

In connection with this opinion, we have examined originals or copies of the following documents:

(a) The Note Purchase Agreement;

(b) The Series 2010-A Notes executed and delivered by the Company on the date hereof;

(c) A copy of the Amended and Restated Articles of Incorporation of the Company and all amendments thereto certified by the Clerk of the State Corporation Commission of the Commonwealth of Virginia and the certificate of good standing issued to the Company by the Clerk of the State Corporation Commission of the Commonwealth of Virginia (the “Good Standing Certificate”);

(d) A copy of the Bylaws of the Company, as amended to the date hereof, and a copy of the resolutions adopted by the Board of Directors of the Company with respect to the authorization of the Note Purchase Agreement, the issuance, sale and delivery of the Series 2010-A Notes and related matters, each as certified by the Secretary of the Company;

(e) The opinion of Hunton & Williams LLP, special Virginia counsel to the Company, dated the date hereof and delivered responsive to Section 4.4(a) of the Note Purchase Agreement;

(f) The opinion of Sarah A. O’Connor, Senior Vice President, Strategic Development and Chief Legal Officer of the Company, dated the date hereof and delivered responsive to Section 4.4(b) of the Note Purchase Agreement;

(g) The opinion of Cravath, Swaine & Moore LLP, special counsel to the Company, dated the date hereof and delivered responsive to Section 4.4(c) of the Note Purchase Agreement;

(h) Such certificates of officers of the Company and of public officials as we have deemed necessary to give the opinions hereinafter expressed; and

(i) Such other documents and matters of law as we have deemed necessary to give the opinions hereinafter expressed.

We believe that the opinions referred to in clauses (e), (f) and (g) above are satisfactory in scope and form and that you are justified in relying thereon. Our opinion as to matters referred to in paragraph 1 below is based solely upon an examination of the Amended and Restated Articles of Incorporation of the Company, the Good Standing Certificate and the general business corporation law of the Commonwealth of Virginia. We have also relied, as to certain factual matters, upon appropriate certificates of public officials and officers of the Company and upon representations of the Company and you delivered in connection with the issuance and sale of the Series 2010-A Notes delivered on the date hereof.

Based upon the foregoing, we are of the opinion that:

1. The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia and has the corporate power and the corporate authority to execute and deliver the Note Purchase Agreement and to issue the Series 2010-A Notes.

2. The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

4.4(d)-2

3. The Series 2010-A Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Series 2010-A Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

4. The issuance, sale and delivery of the Series 2010-A Notes under the circumstances contemplated by the Note Purchase Agreement do not, under existing law, require the registration of the Series 2010-A Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

Our opinion is limited to the laws of the State of New York, the general business corporation law of the Commonwealth of Virginia and the federal laws of the United States, and we express no opinion on the laws of any other jurisdiction.

Respectfully submitted,

JRFisher:KRBischoff

4.4(d)-3

ARCH CHEMICALS, INC.

[NUMBER] SUPPLEMENT TO NOTE PURCHASE AGREEMENT

Dated as of

Re: $            % Series              Senior Notes

DUE

EXHIBIT S

(to Master Note Purchase Agreement)

ARCH CHEMICALS, INC.

501 MERRITT 7

NORWALK, CONNECTICUT 06851

Dated as of

                    , 20

To the Purchaser(s) named in

Schedule A hereto

Ladies and Gentlemen:

This [Number] Supplement to Master Note Purchase Agreement (the “Supplement”) is between ARCH CHEMICALS, INC., a Virginia corporation (the “Company”), and the institutional investors named on Schedule A attached hereto (the “Purchasers”).

Reference is hereby made to that certain Master Note Purchase Agreement dated as of September 9, 2010 (the “Note Purchase Agreement”) between the Company and the purchasers listed on Schedule A thereto. All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Purchase Agreement. Reference is further made to Section 2.2 of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement.

The Company hereby agrees with the Purchaser(s) as follows:

1. The Company has authorized the issue and sale of $             aggregate principal amount of its             % Series              Senior Notes due             ,              (the “Series              Notes”). The Series              Notes, together with the Series 2010-A Notes [and the Series              Notes] initially issued pursuant to the Note Purchase Agreement [and the              Supplement] and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 2.2 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Series              Notes shall be substantially in the form set out in Exhibit 1 hereto with such changes therefrom, if any, as may be approved by the Purchaser(s) and the Company.

2. Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, Series              Notes in the principal amount set forth opposite such Purchaser’s name on Schedule A hereto at a price of 100% of the principal amount thereof on the closing date hereinafter mentioned.

3. The sale and purchase of the Series              Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 A.M. Chicago time, at a closing (the “Closing”) on             ,              or on such other Business Day thereafter on or prior to             ,              as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver to each Purchaser the Series              Notes to be purchased by such Purchaser in the form of a single Series              Note (or such greater number of Series              Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number [                                    ] at                  Bank, [Insert Bank address, ABA number for wire transfers, and any other relevant wire transfer information]. If, at the Closing, the Company shall fail to tender such Series              Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4. The obligation of each Purchaser to purchase and pay for the Series              Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement (other than the legal opinions of counsel for the Company which shall be in the forms of Exhibit 4.4(a), Exhibit 4.4(b) and Exhibit 4.4(c), respectively, to this [Number] Supplement) as though references to the Series 2010-A Notes were references to the Series              Notes and references to the “Closing” were references to the Closing as defined in this [Number] Supplement and to the following additional conditions:

(a) Except as supplemented, amended or superseded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Company set forth in Section 5 of the Note Purchase Agreement shall be correct as of the date of Closing and the Company shall have delivered to each Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that such condition has been fulfilled.

(b) Contemporaneously with the Closing, the Company shall sell to each Purchaser, and each Purchaser shall purchase, the Series              Notes to be purchased by such Purchaser at the Closing as specified in Schedule A.

(c) A Private Placement Number shall have been obtained for the Series              Notes.

5. [Here insert special provisions for Series              Notes including prepayment provisions applicable to Series              Notes (including Make-Whole Amount) and closing conditions applicable to Series              Notes].

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6. Each Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the Series              Notes by such Purchaser.

7. The Company and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement.

The execution hereof shall constitute a contract between the Company and the Purchaser(s) for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

ARCH CHEMICALS, INC.

By
Name:
Title:

Accepted as of             ,

[VARIATION]

By
Name:
Title:

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INFORMATION RELATING TO PURCHASERS

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF SERIES ______ NOTES TO BE PURCHASED
[NAME OF PURCHASER]	$

(1)	All payments by wire transfer of immediately available funds to:

with sufficient information to identify the source and application of such funds.

(2)	All notices of payments and written confirmations of such wire transfers:

(3)	All other communications:

SCHEDULE A

(to Supplement)

SUPPLEMENTAL REPRESENTATIONS

The Company represents and warrants to each Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement is true and correct in all material respects as of the date hereof with respect to the Series              Notes with the same force and effect as if each reference to “Series 2010-A Notes” set forth therein was modified to refer the “Series              Notes” and each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by the              Supplement and each reference to a particular Schedule set forth therein was modified to refer such Schedules as set forth in this Exhibit A, and each reference to “Purchasers” refers to the Purchasers of the Series              Notes. The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:

Section 5.3. Disclosure. The Company, through its agent, Banc of America Securities LLC has delivered to each Purchaser a copy of [the presentation materials dated              (the “Presentation”)] and [an overview of the Company dated              (the “Company Overview”)], in each case, relating to the transactions contemplated by the              Supplement. The Note Purchase Agreement (including the              Supplement), [the Presentation], [the Company Overview], the documents, certificates or other writings delivered to each Purchaser by or on behalf of the Company in connection with the transactions contemplated by the Note Purchase Agreement and the              Supplement (excluding information and market data specifically identified as being from a third party source which the Company has no reason to believe is inaccurate) and the financial statements listed in Schedule 5.5 to the              Supplement in each case, delivered to the Purchasers prior to [circle date] (the Note Purchase Agreement (including the              Supplement), [the Presentation], [the Company Overview] and such documents, certificates or other writings and such financial statements being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that, with respect to market data and projected financial information, the Company represents only that such information was prepared in good faith based upon information and assumptions believed to be reasonable at the time. Except as disclosed in the Disclosure Documents, since             , there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents. The Disclosure Documents shall be deemed to include all filings made with, or furnished to, the Securities and Exchange Commission by the Company pursuant to sections 13 or 15(d) of the Exchange Act on or prior to [the date that the Supplement is signed], and the Company shall be deemed to have made delivery of any such Disclosure Document if it shall have timely made such Disclosure Document available on EDGAR.

EXHIBIT A

(to Supplement)

Section 5.4. Organization and Ownership of Shares of Subsidiaries. (a) Schedule 5.4 to the              Supplement contains (except as noted therein) complete and correct lists of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its Capital Stock outstanding owned by the Company and each other Subsidiary.

Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5 to the              Supplement. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Memorandum or in the other documents, certificates and other writings delivered to each Purchaser by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate in accordance with GAAP. The federal income tax liabilities of the Company and its Subsidiaries have been finally determined (by reason of the statute of limitations having run) for all fiscal years ended December 31, 20__, except to the extent of net operating losses and credits generated and carried forward for these years.

Section 5.13. Private Offering by the Company. Prior to the date hereof, neither the Company nor anyone acting on its behalf has offered the Series              Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than              other Institutional Investors (such number of other Institutional Investors provided to the Company by [Name of Agent] in an offeree letter dated             , 20__), each of which has been offered the Series              Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series              Notes to the registration requirements of Section 5 of the Securities Act.

S-A-2

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Series              Notes to                                                                       and for general corporate purposes. No part of the proceeds from the sale of the Series              Notes pursuant to the              Supplement will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Debt; Future Liens. (a) Schedule 5.15 to the              Supplement sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries (other than Indebtedness which does not exceed $5,000,000 in the aggregate and any surety, guaranty or other similar arrangements entered into in the ordinary course of business and not in respect of any borrowed money Indebtedness) as of              (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary in an unpaid amount in excess of $1,000,000 in each instance or $5,000,000 in the aggregate, and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary in an unpaid amount in excess of $1,000,000 in each instance or $5,000,000 in the aggregate, that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the sale of the Series              Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b) Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) knowingly engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(c) No part of the proceeds from the sale of the Series              Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political

S-A-3

party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

[Add any additional Sections as appropriate at the time the Series              Notes are issued]

S-A-4

[FORM OF SERIES              NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER, SALE OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE HAS BECOME EFFECTIVE UNDER SUCH ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE HAS BECOME EFFECTIVE, OR AN EXEMPTION FROM SUCH REGISTRATIONS AND/OR QUALIFICATIONS IS AVAILABLE UNDER SUCH ACT AND SUCH LAWS. EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE REGISTERED IN ITS NAME (OR THE NAME OF ITS NOMINEE), WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS SET FORTH IN THE AGREEMENT PURSUANT TO WHICH THIS NOTE WAS ISSUED.

[COMPANY NAME]

            % SERIES              SENIOR NOTE DUE

No. [ ]	[Date]
$[ ]	PPN:

FOR VALUE RECEIVED, the undersigned, [Company Name] (herein called the “Company”), a corporation organized and existing under the laws of the State of             , hereby promises to pay to [            ], or registered assigns, the principal sum of [            ] DOLLARS ($[            ]) (or so much thereof as shall not have been prepaid) on             , with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of             % per annum from the date hereof, payable [semiannually], on the              day of              and              in each year, commencing with the             or              next succeeding the date hereof, until the principal hereof shall have become due and payable, and on the maturity date hereof, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) [2% above the stated rate] and (ii) 2.00% over the rate of interest publicly announced by              from time to time in New York, New York as its “base” or “prime” rate, payable [semiannually] as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at                         , in                          or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

EXHIBIT 1

(to Supplement)

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Supplement to the Master Note Purchase Agreement, dated as of September 9, 2010 (as from time to time amended, supplemented or modified, the “Note Purchase Agreement”), between the Company, the Purchasers named therein and Additional Purchasers of Notes from time to time issued pursuant to any Supplement to the Note Purchase Agreement. This Note and the holder hereof are entitled equally and ratably with the holders of all other Notes of all series from time to time outstanding under the Note Purchase Agreement to all the benefits provided for thereby or referred to therein. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

[The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.] [This Note is not subject to regularly scheduled prepayments of principal.] This Note is [also] subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

ARCH CHEMICALS, INC.

By
Name:
Title:

S-1-2